UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NCI BUILDING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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January 10, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NCI Building Systems, Inc. to be held at 10:00 a.m. on Thursday, February 23, 2012, at the NCI Conference Center located at 7313 Fairview, Houston, Texas 77041. At this meeting you will be asked to:

(1)

Proposal 1: elect the three (3) Class I directors named in the accompanying proxy statement to serve until the 2015 Annual Meeting of Stockholders or until their respective successors have been elected and shall have qualified;

(2)	Proposal 2: ratify the appointment of Ernst & Young LLP as NCI Building Systems, Inc.’s independent registered public accounting firm for fiscal 2012; and

(3)	Transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

It is important that your shares be represented at the Annual Meeting of Stockholders. Therefore, whether or not you expect to attend in person, please sign and date the enclosed proxy and return it in the enclosed envelope or submit your proxy using the telephone or Internet procedures that may be provided to you at your earliest convenience. Please note that using any of these methods will not prevent you from attending the meeting and voting in person.

Very truly yours,

Norman C. Chambers

Chairman of the Board, President

    and Chief Executive Officer

NCI BUILDING SYSTEMS, INC.

10943 North Sam Houston Parkway West

Houston, Texas 77064

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 23, 2012

The Annual Meeting of Stockholders of NCI Building Systems, Inc. will be held at the NCI Conference Center located at 7313 Fairview, Houston, Texas 77041, on Thursday, February 23, 2012, at 10:00 a.m. The Annual Meeting of Stockholders will be held for the following purposes:

1.

Proposal 1: the election of the three (3) Class I directors named in the accompanying proxy statement to serve until the 2015 Annual Meeting of Stockholders or until their respective successors have been elected and shall have qualified;

2.	Proposal 2: ratification of the appointment of Ernst & Young LLP as NCI Building Systems, Inc.’s independent registered public accounting firm for fiscal 2012; and

3.	The transaction of such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 3, 2012 are entitled to notice of, and to vote at, the meeting or any reconvened meeting following any adjournment or postponement thereof.

We believe that it is desirable that as large a proportion as possible of the stockholders’ interests be represented at our Annual Meeting. Whether or not you plan to attend our Annual Meeting, we request that you properly date and sign the enclosed form of proxy and promptly return it to us using the enclosed addressed and stamped envelope. If you are present at the meeting and wish to do so, you may revoke the proxy and vote in person. If, however, you hold your shares through a nominee or broker, you must obtain a signed proxy from the broker in order to be able to vote in person.

By order of the Board of Directors,

Todd R. Moore Executive Vice President, General Counsel and Corporate Secretary

January 10, 2012

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder Meeting To Be Held February 23, 2012

The Notice of Annual Meeting of Stockholders, our Proxy Statement, and Annual Report to Stockholders are available at www.edocumentview.com/NCS.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 23, 2012

i

ii

NCI BUILDING SYSTEMS, INC.

10943 North Sam Houston Parkway West

Houston, Texas 77064

(281) 897-7788

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 23, 2012

This proxy statement is furnished to stockholders of NCI Building Systems, Inc. (“NCI,” “we,” and “us”) in connection with the solicitation of proxies to be used at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held February 23, 2012. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you give a proxy on the enclosed form, or by telephone or the Internet, you may revoke it at any time before it is exercised at the Annual Meeting by (1) delivering written notice of revocation to the Corporate Secretary of NCI, (2) signing, dating, and delivering to the Corporate Secretary of NCI a later dated proxy at our principal executive offices, which are located at 10943 North Sam Houston Parkway West, Houston, Texas 77064, or (3) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.

If you are a street name stockholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

We are first sending this proxy statement and the enclosed proxy form to stockholders on or about January 10, 2012.

ACTION TO BE TAKEN AT ANNUAL MEETING

When you have appropriately specified how your proxy should be voted, the proxy will be voted accordingly. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR Proposal 1, the election as directors of the nominees listed under “Election of Directors”;

•	FOR Proposal 2, the ratification of Ernst & Young LLP as NCI Building Systems, Inc.’s independent registered public accountants for the year scheduled to end on October 28, 2012 (“Fiscal 2012”); and

•	At the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

As of the date hereof, our Board of Directors (our “Board”) is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on those matters.

At our 2011 Annual Meeting, our stockholders voted in favor of holding an advisory vote on our executive compensation every three years. Our Board has determined that we should follow the stockholders recommendation. The next advisory vote on executive compensation will be taken at our 2014 Annual Meeting.

SOLICITATION OF PROXIES

Our Board of Directors is soliciting proxies from the holders of record of our common stock at the close of business on January 3, 2012. We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders in connection with the Annual Meeting, and no other person or persons will bear those costs either directly or indirectly.

The solicitation of proxies by our Board of Directors will be conducted primarily by mail. In addition, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services, but may be reimbursed for their reasonable expenses in forwarding solicitation material.

Our transfer agent, Computershare Investor Services, Inc., will assist us in the distribution of proxy materials and will provide voting and tabulation services for the Annual Meeting. For these services, we estimate that we will pay approximately $45,000 in the aggregate for fees and expenses. In addition, we will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to stockholders beneficial owners of our Common Stock.

OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 3, 2012. At the close of business on that date we had 20,401,543 shares of Common Stock and 300,173 shares of Preferred Stock issued and outstanding, including accrued and unpaid stock dividends on our Preferred Stock, and entitled to be voted at the Annual Meeting. Each of the shares of Preferred Stock is entitled to vote on an as-converted basis, and the Preferred Shares together have a number of votes equivalent to 47,093,306 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote.

Unless otherwise noted, the following tables set forth, as of January 3, 2012 (the “Ownership Date”), the number of shares of our equity securities beneficially owned by (1) each person or group known by us to own beneficially more than 5% of the outstanding shares of any class of our equity securities, (2) each director and nominee for director, (3) each of our executive officers identified under the caption “Executive Compensation,” and (4) all current directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to the Common Stock and Preferred Stock. Unless otherwise noted, the mailing address of each person or entity named below is 10943 North Sam Houston Parkway West, Houston, Texas 77064.

	Beneficial Ownership (1)
Name of Beneficial Owner or Group	Number of Shares	Percent
	Preferred Stock
Clayton Dubilier & Rice Fund VIII, L.P. (2)	299,423	99.75
CD&R Friends & Family Fund VIII, L.P. (2)	750	0.25
Investment Funds Associated With or Designated by Clayton, Dubilier & Rice, LLC (2)	300,173	100.00

	Common Stock
Royce & Associates LLC (3)	1,401,294	6.87
745 Fifth Avenue
New York, NY 10151
BlackRock Fund Advisors (3)	1,099,752	5.39
40 East 52nd Street
New York, NY 10022
Norman C. Chambers (4)	794,496	3.89
Kathleen J. Affeldt (4)	8,800		*
James G. Berges (4)(5)	—		*
Gary L. Forbes (4)	33,333		*
John J. Holland (4)	6,997		*
Lawrence J. Kremer (4)	9,096		*
George Martinez (4)	29,282		*
Nathan K. Sleeper (4)(5)	—		*
Jonathan L. Zrebiec (4)(5)	—		*
Charles W. Dickinson (4)	207,060	1.01
Mark W. Dobbins (4)	291,645	1.43
Mark E. Johnson (4)	340,624	1.67
Bradley D. Robeson (4)	162,771		*
All directors and executive officers as a group (18 persons) (6)	2,392,267	11.73

*	Less than 1%.

(1)

Includes shares beneficially owned by the listed persons, including shares owned under our 401(k) Profit Sharing Plan and Deferred Compensation Plan. If a person has the right to acquire beneficial ownership of any shares by exercise of options previously granted within 60 days after the Ownership Date, those shares are deemed beneficially owned by that person as of the Ownership Date and are deemed to be outstanding solely for the purpose of determining the percentage of the Common Stock that he or she owns. Those shares are not included in the computations for any other person. Please see the table accompanying footnote 4 below for additional information regarding equity compensation awards held by the listed persons.

(2)

Unless otherwise indicated, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. are referred to collectively as the “Investors.” Does not include 33,582 shares of Common Stock issued to Clayton, Dubilier & Rice, LLC (“CD&R, LLC”), as assignee of director compensation payable to Messrs. Berges, Sleeper and Zrebiec. The Investors have the right to vote with the holders of Common Stock on an as-converted basis (without taking into account any limitations on convertibility that may then be applicable). At an initial conversion price of $6.374, the 300,173 shares of Preferred Stock held by the Investors are convertible into 47,093,306 shares of Common Stock, broken down as follows: (i) 46,975,696 shares of Common Stock into which 299,423 shares of Preferred Stock held by Clayton, Dubilier & Rice Fund VIII, L.P. are convertible; and (ii) 117,610 shares of Common Stock into which 750 shares of Preferred Stock held by CD&R Friends & Family Fund VIII, L.P. are convertible. The Investors hold approximately 69.8% of the voting power of NCI.

Preferred Stock includes accrued, but undeclared dividends, which the Investors are entitled to vote, on an as-converted basis, prior to declaration of the dividend. The accrued but unpaid dividends may ultimately be paid in-kind or in cash. In the event the accrued dividends are paid in cash, the number of shares of Preferred Stock held will then decrease by the number of shares that had accrued during the quarter preceding declaration of the cash dividend payment.

The general partner of the Investors is CD&R Associates VIII, Ltd., whose sole stockholder is CD&R Associates VIII, L.P. The general partner of CD&R Associates VIII, L.P. is CD&R Investment Associates VIII, Ltd.

CD&R Investment Associates VIII, Ltd. is managed by a three-person board of directors, and all board action relating to the voting or disposition of these shares of Common Stock and Preferred Stock requires approval of a majority of the board. Joseph L. Rice, III, Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VIII, Ltd. may be deemed to share beneficial ownership of the shares of Common Stock and Preferred Stock shown as beneficially owned by the Investors. Such persons expressly disclaim such beneficial ownership.

CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. expressly disclaim beneficial ownership of the shares held by the Investors and by CD&R, LLC. The Investors expressly disclaim beneficial ownership of the shares held by CD&R, LLC.

The address for the Investors, CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. is c/o M&C Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies. The address for CD&R, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.

(3)	This information is based solely on the most recent filings made by such beneficial owners with the SEC on Schedule 13G or 13G/A.

(4)

The number of shares of Common Stock beneficially owned by each person includes options exercisable on the Ownership Date but excludes options not exercisable within 60 days after the Ownership Date. No currently unexercisable options would become exercisable within 60 days after the Ownership Date. The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of shares of issued restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

	Options
	Exercisable (included in the table above)	Not Exercisable within 60 days (not included in the table above)	Unvested Restricted Stock (included in the table above)
Norman C. Chambers	343,203	329,568	232,539
Kathleen J. Affeldt	2,500	19,288	150
James G. Berges (5)	—	—	—
Gary L. Forbes	966	—	13,034
John J. Holland	1,250	9,644	4,972
Lawrence J. Kremer	625	4,822	7,384
George Martinez	1,373	—	13,034
Nathan K. Sleeper (5)	—	—	—
Jonathan L. Zrebiec (5)	—	—	—
Mark W. Dobbins	132,543	133,154	90,434
Charles W. Dickinson	78,523	76,142	77,134
Mark E. Johnson	175,127	175,127	112,246
Bradley D. Robeson	84,044	132,399	44,005

(5)

Does not include 300,173 shares of Preferred Stock held by investment funds associated with or designated by CD&R, LLC, or 33,582 shares of Common Stock issued to CD&R, LLC, as assignee of compensation payable to Messrs. Berges, Sleeper and Zrebiec. Messrs. Berges, Sleeper and Zrebiec are members of our Board of Directors and executives of CD&R, LLC. Messrs. Berges, Sleeper and Zrebiec disclaim beneficial ownership of the shares held by CD&R, LLC and by investment funds associated with or designated by CD&R, LLC.

(6)

The number of shares of Common Stock beneficially owned by each director and executive officer as a group includes beneficial ownership of the additional officers listed in the table below. As with the officers and directors listed individually, the number of shares of Common Stock beneficially owned by each person includes options exercisable on the Ownership Date or within 60 days after the Ownership Date and excludes options not exercisable within 60 days after the Ownership Date. The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

	Options
	Exercisable (included in the table above)	Not Exercisable within 60 days (not included in the table above)	Unvested Restricted Stock (included in the table above)
Richard Allen	—	—	33,589
Eric J. Brown	27,206	25,381	59,443
Mark T. Golladay	1,042	3,125	23,552
John L. Kuzdal	61,022	109,557	41,466
Todd R. Moore	55,127	56,739	67,876

QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the voting power of the stock entitled to vote at an Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. Each share of Preferred Stock will be entitled to vote on an as-converted basis with the holders of the Common Stock on all matters submitted to the Annual Meeting, voting as a single class. All routine matters will be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote on the matter, a quorum being present.

Those nominees receiving a plurality of all of the votes cast on Proposal 1 at the Annual Meeting shall be elected to our Board of Directors.

The total number of votes cast on Proposal 2, for ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2012, must represent at least the majority of the votes cast in person or by proxy at the Annual Meeting.

Abstentions are counted for the purpose of determining the presence of a quorum and have no effect on Proposals 1 and 2. Brokers holding shares must vote according to specific instructions they receive from the beneficial owners. Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. The NYSE’s Rule 452 precludes brokers from voting on non-discretionary proposals without specific instructions from the beneficial owner. With respect to the Annual Meeting, Rule 452 prohibits such brokers from exercising discretionary authority in the election of directors.

If you are a beneficial owner, your bank, broker, dealer, custodian or other nominee is permitted to vote your shares only with regard to Proposal 2 to ratify the appointment of the independent registered public accounting firm, even if the holder does not receive voting instructions from you. A broker non-vote is treated as “present” for purposes of determining the existence of a quorum.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and Third Amended and Restated By-Laws provide that the number of directors on our Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our Board of Directors. The number of members constituting our Board of Directors is currently fixed at ten.

In accordance with our certificate of incorporation and by-laws, our Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, and members are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office or until a successor is duly elected and qualified. In addition, there is one vacancy on our Board of Directors which can be filled at any time by Clayton Dubilier & Rice Fund VIII, L.P. and CD&R Friends and Family Fund VIII, L.P. (collectively, the “Investors”). Except as otherwise provided by the Stockholders Agreement by and between us and the Investors dated as of October 20, 2009 (the “Stockholders Agreement”), under our by-laws, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority of the votes that can be cast by directors then in office, though less than a quorum, and directors so chosen hold office until the Annual Meeting of stockholders at which the term of office of the class to which the director has been elected expires. The terms of office of each of the Class I directors expire at this Annual Meeting and the terms of office of each of the Class II and Class III directors expire at the Annual Meeting in 2013 and 2014, respectively.

Three Class I directors are to be elected at the Annual Meeting for a term expiring at the Annual Meeting to be held in 2015, or until their respective successors are duly elected and qualified. If, at the time of or prior to our Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Board of Directors. Our Board of Directors has no reason to believe that any substitute nominee or nominees will be required. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or our Board of Directors may reduce its size. No proxy will be voted for a greater number of persons than the number of nominees named herein.

Our Board of Directors believes that each of our directors is highly qualified to serve as a member of our Board of Directors. Each of the directors has contributed to the mix of skills, core competencies and qualifications of our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. Our Board of Directors has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Many of our directors also have served as directors of our company for many years and benefit from an intimate knowledge of our operations and corporate philosophy. Our Board of Directors believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.

Described in the following pages are the principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board of Directors to conclude that they should serve on the Board. There are no family relationships among any of our directors or executive officers.

Nominees For Election As Director

Class I Nominees For Election As Directors Who Serve Until The Annual Meeting To Be Held In 2015:

James G. Berges

Mr. Berges, age 64, has served as a director since October 2009. Mr. Berges is the Chairman of the Executive Committee and Nominating and Corporate Governance Committee of our Board of Directors. Mr. Berges is a partner of CD&R, LLC, having become a partner of CD&R, Inc. in 2006. Prior to that, he was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. He is also Chairman of the Board of HD Supply, Inc., Hussmann Parent Inc. and Sally Beauty Holdings, and a Director of PPG Industries, Inc. and Atkore International Group, Inc. From November 2009 to August 2010, Mr. Berges was a director of Diversey, Inc. Mr. Berges holds a B.S. in electrical engineering from the University of Notre Dame.

Director Qualifications: Mr. Berges’ former leadership role at a global manufacturer provides our Board of Directors valuable insight into the numerous operational, financial, and strategic issues we face. Further, Mr. Berges’ service on the boards of other public and private companies provides our Board of Directors with the challenges currently faced by companies in a variety of markets.

Lawrence J. Kremer

Mr. Kremer, age 70, has served as a director since October 2009. Mr. Kremer serves on the Preferred Dividend Payment Committee and Nominating and Corporate Governance Committee of our Board of Directors. Mr. Kremer retired in 2007 from Emerson Electric Co. having served as Corporate Vice President of Global Materials. Prior to that, Mr. Kremer was employed by Whirlpool Corporation, a worldwide producer of appliances, as Senior Vice President of International Operations and Global Materials. Mr. Kremer currently serves as a director of Fifth Third Bank Southern Region and George Koch Sons LLC, a privately held company producing a wide variety of components for the automotive and mining industries, and St. Mary’s Hospital System, a Midwest Regional Hospital. Mr. Kremer serves as Chairman of the Board of Trustees of the University of Evansville. Mr. Kremer holds a B.S. and M.B.A from the University of Evansville.

Director Qualifications: Mr. Kremer’s leadership roles in global manufacturing brings to our Board of Directors understanding of the global business environment and valuable insight into the operations of large, complex manufacturing operations.

John J. Holland

Mr. Holland, age 61, has served as a director since November 2009. Mr. Holland serves on the Affiliate Transactions Committee, Audit Committee, Compensation Committee, and Preferred Dividend Payment Committee of our Board of Directors. Mr. Holland has been the President of Greentree Advisors, LLC since 2004. Mr. Holland was the President, Chief Operating Officer and Chief Financial Officer of MMFX Technologies Corporation from 2008 until 2009. Prior to that, Mr. Holland was the Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an Ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components and provider of construction and real estate services for the nonresidential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland is a Director of Cooper Tire & Rubber Co. and of Saia, Inc. (formerly SCS Transportation, Inc.). Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas and is a certified public accountant.

Director Qualifications: Mr. Holland’s extensive career in the metal building industry provides the Board with perspective on the particular strategic, manufacturing, sales and marketing, and personnel issues faced by companies in the industry in which we compete. Further, Mr. Holland’s extensive financial and accounting background as a former chief financial officer and a certified public accountant has provided the Audit Committee with valuable expertise.

Vote Required

The affirmative vote of a plurality of all of the votes cast at the Annual Meeting is required for approval of Proposal 1. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Investors, which own or beneficially own shares of Preferred Stock representing approximately 69.8% of the outstanding voting power of NCI, have expressed their intention to vote “For” Proposal 1.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I NOMINEES LISTED ABOVE.

Directors Remaining In Office

Class II Directors Who Serve Until The Annual Meeting To Be Held In 2013:

Gary L. Forbes

Mr. Forbes, age 67, has served as a director since December 1991. Mr. Forbes serves on the Executive Committee, Affiliate Transactions Committee, Nominating and Corporate Governance Committee, and Preferred Dividend Payment Committee and is the Chairman of the Audit Committee of our Board of Directors. In addition, Mr. Forbes is our designated audit committee financial expert. Mr. Forbes was a Senior Vice President of Equus Total Return, Inc., an investment company, from November 1991 until his retirement in March 2010. Mr. Forbes is a director of Consolidated Graphics, Inc., a commercial printing company. Mr. Forbes earned a B.B.A. in Accounting from the University of Texas at Austin and is a certified public accountant.

Director Qualifications: Mr. Forbes’s background has provided our Board of Directors with valuable financial and accounting expertise as our financial expert on the Audit Committee of our Board of Directors. Additionally, having served as a member of our Board of Directors since 1991, Mr. Forbes has a deep historical understanding of our business, operations, and culture.

George Martinez

Mr. Martinez, age 70, has served as a director since March 2003. He serves on the Audit Committee, Affiliate Transactions Committee and is the Chairman of the Preferred Dividend Payment Committee of our Board of Directors. Mr. Martinez is Chief Executive Officer of Allegiance Bank Texas, a Houston commercial bank that opened for business in October 2007. He has been active as a bank executive in Houston for over 30 years and is the former Chairman of Sterling Bancshares, Inc., a publicly-traded bank holding company, having served as Chairman of the Board from 2001 to 2004 and as Chief Executive Officer from 1980 to 2001. Mr. Martinez has served as President of Chrysalis Partners, LLC, a performance consulting firm, since 1999 and currently serves as Senior Partner of the firm. He serves his community on the board of directors and as past Chairman of the Center for Houston’s Future, on the board of Lone Star College Foundation and on the board of CHRISTUS Foundation for Healthcare. Mr. Martinez has a B.A. in Business Administration and Economics from Rice University.

Director Qualifications: Mr. Martinez’s background provides to the Board valuable financial, accounting, and operational expertise through his experience in performance consulting and as an executive in the banking industry. Additionally, having served as a member of our Board of Directors since 2003, Mr. Martinez has a high degree of familiarity with our business, operations, and culture.

Jonathan L. Zrebiec

Mr. Zrebiec, age 31, has served as a director since November 2009. Mr. Zrebiec is a financial principal of CD&R, LLC, the successor to the investment management business of CD&R, Inc., which he joined in 2004. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Area. He currently serves as a director of Atkore International Group, Inc. and Hussmann Parent Inc. Mr. Zrebiec holds a B.S. in Economics from the University of Pennsylvania and holds an M.B.A. from Columbia University.

Director Qualifications: Mr. Zrebiec’s experience in the financial and investing community provides our Board with insight into business strategy, improving financial performance, and the economic environment in which we operate.

Class III Directors Who Serve Until The Annual Meeting To Be Held In 2014:

Norman C. Chambers

Mr. Chambers, age 62, has served as our Chairman of the Board since January 2008 and as our President and Chief Executive Officer since January 2007. He served as our President and Chief Operating Officer from April 2004 to January 2007 and has served as one of our directors since May 2003. Mr. Chambers serves on the Executive Committee and Preferred Dividend Payment Committee of our Board of Directors. Mr. Chambers was a director and President of Comfort Systems USA, Inc., a provider of heating, ventilation and air conditioning services, from November 2002 until April 2004 and also served as Chief Operating Officer from February 2003 until April 2004. From November 2001 to October 2002, Mr. Chambers was Chief Operating Officer of Capstone Turbine Corporation, a distributive generation technology company. From April 2000 to September 2001, Mr. Chambers served as President and Chief Executive Officer of Petrocosm Corporation, a privately held e-commerce business serving the energy industry. From June 1985 to April 2000, Mr. Chambers served in various executive positions with Halliburton Company, a provider of energy services and related engineering and construction services, and its subsidiaries. In November 2011, Mr. Chambers was appointed to serve as a director of the Business Executives for National Security. Mr. Chambers is a director of the U.S. Chamber of Commerce. In July 2011, Mr. Chambers was appointed to serve as chairman of the Let’s Rebuild America Leadership Council of the U.S. Chamber of Commerce. Mr. Chambers has over thirty-five years of experience in the engineering and construction industry. Mr. Chambers earned a B.A. from Springfield College and a M.B.A. from Boston College.

Director Qualifications: Mr. Chambers’ extensive financial and executive management experience provides him with the necessary skills to be Chairman of our Board of Directors. As a result of his experience, he has dealt with many of the major issues we deal with today, such as financial, strategic planning, compensation, management development, acquisitions, capital allocation, government and stockholder relations. He has developed in-depth knowledge of the engineering and construction industry generally and, as our Chief Executive Officer for the last three years, our company in particular.

Kathleen J. Affeldt

Ms. Affeldt, age 63, has served as a director since November 2009. Ms. Affeldt is the Chairperson of the Compensation Committee and also serves on the Preferred Dividend Payment Committee of our Board of Directors. Ms. Affeldt retired from Lexmark International, a developer, manufacturer and supplier of printing and imaging solutions for offices and homes, in February 2003, where she had been Vice President of Human Resources since July 1996. She joined Lexmark when it became an independent company in 1991 as the Director of Human Resources. Ms. Affeldt began her career at IBM in 1969, specializing in sales of supply chain systems. She later held a number of human resources management positions. Ms. Affeldt has served as a Director of SIRVA, Inc. and as chair of that board’s Compensation Committee. She currently serves as a Director of BTE, Inc. and as a Director of Sally Beauty Holdings where she serves as the Chair of that board’s Compensation Committee. Ms. Affeldt attended the State University of New York and Hunter College in New York City, majoring in Business Administration.

Director Qualifications: Ms. Affeldt’s experience in large, multinational companies in general, as well as in the human resources field in particular, provides our Board of Directors with insight into the attraction, motivation, and retention of personnel. Additionally, her service on the boards of other public companies brings to our Board of Directors valuable insight into the strategic, financial, and personnel challenges faced by companies similar to NCI.

Nathan K. Sleeper

Mr. Sleeper, age 38, has served as a director since October 2009. Mr. Sleeper serves on the Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee of our Board of Directors. Mr. Sleeper is a partner of CD&R, LLC, having joined CD&R, Inc. in 2000. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Area. He has also been employed by Tiger Management. Mr. Sleeper has served as a Director of Culligan Ltd. since October 2004, as a Director of U.S. Foodservice, Inc. since July 2007, as a Director of HD Supply, Inc. since April 2010, as a Director of Atkore International Group, Inc. since December 2010, and as a director of Hussmann Parent Inc. since September 2011. Mr. Sleeper holds a B.A. from Williams College and an M.B.A. from Harvard Business School.

Director Qualifications: Mr. Sleeper’s broad experience in the financial and investment communities brings to our Board of Directors important insight into business strategy, improving our financial performance.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2012, subject to ratification by our stockholders. Ernst & Young LLP has served as our independent registered public accounting firm since our initial public offering in April 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Vote Required

If a majority of the votes cast in person or by proxy at the 2012 Annual Meeting are voted in favor of this proposal, the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 28, 2012 will be ratified. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and NCI. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will reconsider the appointment.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 28, 2012.

MANAGEMENT

Our current executive officers are as follows:

Name	Position
Norman C. Chambers	Chairman of the Board, President and Chief Executive Officer
Mark E. Johnson	Executive Vice President, Chief Financial Officer and Treasurer
Mark W. Dobbins	Executive Vice President and Chief Operating Officer
Charles W. Dickinson	President of Metal Components Division
Bradley D. Robeson	President of NCI Buildings and Robertson-Ceco Divisions
John L. Kuzdal	President of Metal Coil Coating Division
Todd R. Moore	Executive Vice President, General Counsel and Corporate Secretary
Eric J. Brown	Executive Vice President and Chief Information Officer
Mark T. Golladay	Vice President, Corporate Development
Richard Allen	Vice President, Finance and Chief Accounting Officer

Information concerning the business experience of Mr. Norman C. Chambers is provided under the section titled “Election of Directors.”

Mark E. Johnson, age 45, has served as our Chief Financial Officer and Treasurer since March 2008. He had served as our Chief Accounting Officer from August 2006 to November 2010, as our Executive Vice President and Controller since December 2007 and as our Vice President and Controller since February 2006. Before joining NCI in February 2006, Mr. Johnson was employed by Vector ESP, Inc., a company providing information technology services, where he served as a Corporate Controller from 2000 to 2003 and Chief Financial Officer and Senior Vice President from 2003 to August 2005, when the company was acquired. From 1989 to 2000, Mr. Johnson was employed by Ernst & Young LLP. Mr. Johnson has been a CPA since 1991 and earned his B.B.A. in Accounting from the University of Texas at Austin.

Mark W. Dobbins, age 53, has served as Executive Vice President and Chief Operating Officer since March 31, 2008. Mr. Dobbins served as President of the Engineered Building Systems Division from September 2006 until March 2008 and as Vice President, Operations of the Metal Components Division from October 2000 until September 2006. Mr. Dobbins served as President of the American Building Components Division from January 2000 until October 2000. During 1999, he served as the Senior General Manager of Manufacturing of the Metal Components Division. Before joining NCI in 1998, Mr. Dobbins was employed by MBCI for over 10 years. Mr. Dobbins has over 20 years of experience in the metal building industry. Mr. Dobbins has a B.S. from Angelo State University and has completed the Advanced Management Program at Harvard Business School and the Operations Management Program at Kellogg School of Management.

Charles W. Dickinson, age 60, has served as President of the Metal Components Division since December 2006. Mr. Dickinson served as Executive Vice President, Sales of the Metal Components Division and President of the ABC Division from October 2000 until December 2006. Mr. Dickinson served as Vice President, Sales of the Metal Components Division from May 1998 until October 2000. Before joining NCI in 1998, Mr. Dickinson served as Vice President of Sales of MBCI for over ten years. Mr. Dickinson has over 35 years of experience in the metal building and components industry. Mr. Dickinson attended Louisiana State University and William Carey College where he majored in Business Administration.

Bradley D. Robeson, age 49, has served as President of the NCI Buildings Division since March 2008 and as President of the Robertson-Ceco Division since November 2009. Mr. Robeson served as President of NCI’s

Metal Coil Coating Division from February 2006 until March 2008 and as the Vice President of Operations of the Metal Coaters Division from October 2005 until February 2006. From February 2001 until October 2005, Mr. Robeson served as Vice President and General Manager of Metal Prep, a Metal Coaters Division entity. From March 1996 until February 2001, Mr. Robeson served as Plant Manager for the NCILP Buildings Division. Prior to March 1996, Mr. Robeson served in various managerial positions with component companies ultimately acquired by NCI. Mr. Robeson has over 24 years industry experience. Mr. Robeson attended Linfield College where he majored in Business Administration and completed the Advanced Management Program at the Harvard Business School.

John L. Kuzdal, age 46, has served as President of the Metal Coil Coating Division since March 2008. He previously served as Vice President of Operations for NCI’s Metal Coil Coating Division from December 2006 until March 2008. From June 2002 to December 2006, he served as Vice President and General Manager of Metal Coaters of California Division. Mr. Kuzdal has been with the Metal Coaters Division since 1998 and has worked in the coil coating and steel industries since 1986. Mr. Kuzdal earned his B.S. in Metallurgical Engineering from the University of Michigan.

Todd R. Moore, age 52, has served as our Executive Vice President and General Counsel since December 2007 and as our Vice President and General Counsel since March 2003. Mr. Moore has served as a Vice President and General Counsel of all NCI divisions since January 1999 and as our Corporate Secretary since March 2005. Before joining NCI in January 1999, Mr. Moore was employed by Gardere Wynne Sewell LLP, a Dallas law firm, for over nine years, during the last two years of which he was a partner. Mr. Moore has a B.A. in Political Science from Southern Methodist University and a J.D. from the University of Tulsa College of Law. He is licensed to practice law in the State of Texas.

Eric J. Brown, age 54, has served as our Executive Vice President and Chief Information Officer since December 2007 and Vice President and Chief Information Officer since June 2004. Before joining NCI, Mr. Brown was Chief Information Officer of the Punahou School in Honolulu, Hawaii from 2002 until he joined NCI. From 2000 to 2002, Mr. Brown was Chief Information Officer of Petrocosm Corporation. From 1992 to 2000, Mr. Brown was a Director at KPMG Consulting LLC. Mr. Brown has a B.B.A. from the University of Hawaii.

Mark T. Golladay, age 49, has served as our Vice President of Corporate Development since December 2007 and as our Vice President of Corporate Purchasing since March 2006. Before joining NCI, Mr. Golladay was employed by Butler Manufacturing Company, a company that produces metal building systems and architectural products for the nonresidential construction market, where he served as Finance Director for Butler Europe from 1999 to 2002, Director of Business Development from 2002 to 2003, Finance Director for Butler De Mexico from 2003 to 2004, and Managing Director for Butler De Mexico from 2004 to 2006. Mr. Golladay has a B.S. in Accounting and Business Administration from the University of Kansas.

Richard Allen, age 36, has served as our Vice President, Finance and Chief Accounting Officer since October 2010. Mr. Allen previously served as our Vice President, Finance and Corporate Controller since January 2008 and, before that, as our Director of Corporate Accounting Services since April 2007. Before joining NCI, Mr. Allen was employed by Deloitte & Touche LLP, where he served as an Audit Senior Manager from 2004 to 2007 and Audit Manager from 2002 to 2004. Mr. Allen has a B.A. in Accounting from Stephen F. Austin State University and a M.B.A. from the University of Houston.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

This Compensation Discussion & Analysis (“CD&A”) provides information regarding NCI’s compensation programs for our Chief Executive Officer (“CEO”), our Chief Financial Officer and our three other most highly compensated executive officers for the fiscal year ended October 30, 2011 (“Fiscal 2011”) and certain compensation actions taken in Fiscal 2012. The CD&A is also intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Throughout this discussion, the following individuals are referred to collectively as the “Named Executive Officers” and are included in the Summary Compensation Table that follows this discussion:

•	Norman C. Chambers, Chairman of the Board, President and Chief Executive Officer;

•	Mark E. Johnson, Executive Vice President, Chief Financial Officer and Treasurer;

•	Mark W. Dobbins, Executive Vice President and Chief Operating Officer;

•	Charles W. Dickinson, President of Metal Components Division; and

•	Bradley D. Robeson, President of NCI Buildings Division and Robertson-Ceco Division.

In 2009, the Compensation Committee examined NCI’s compensation programs and employment agreements in light of the declining financial condition of NCI, the consummation of the purchase by the Investors of 250,000 shares of Preferred Stock (convertible into 39,221,839 shares of Common Stock) (the “Equity Investment”) and NCI’s continuing restructuring efforts. Based on this examination and the requirements of the Investment Agreement dated as of August 14, 2009 between us and the Investors (as amended, the “Investment Agreement”), the Compensation Committee made a number of changes to the compensatory arrangements with our Named Executive Officers. The Compensation Committee determined that these changes were necessary to (1) facilitate the restructuring efforts of NCI, and (2) in the case of Mr. Chambers, NCI’s CEO, encourage Mr. Chambers to remain with NCI past his normal retirement age. The specific changes made were described in the “Compensation Discussion & Analysis—Introduction” section of our Proxy Statement for our 2010 Annual Meeting of Stockholders and the terms of these arrangements, as in effect during our most recent fiscal year, are described in greater detail below.

As discussed in greater detail below, we made limited adjustments to the compensation provided to certain of our Named Executive Officers in Fiscal 2011. The relatively limited actions taken with respect to Fiscal 2011 compensation of our Named Executive Officers were consistent with our compensation objectives and philosophy and reflect the difficult economic conditions we faced during the year and continue to face. Furthermore, in light of the strong approval by our stockholders at our 2011 Annual Meeting of our executive compensation practices, we did not implement any changes to our compensation practices as a result of such vote. We intend to continuously monitor and evaluate our compensation practices to ensure that they remain aligned with our compensation objectives.

Objectives of NCI’s Compensation Program

Our Compensation Committee has established objectives for our executive compensation programs. NCI believes that the quality, skill and dedication of its executive officers are critical factors affecting the long-term success of NCI. Our key compensation goals are to attract, retain and motivate exceptional executives, to reward past performance measured against established goals, to provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders.

In designing our compensation programs, we use a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to NCI’s long-range, strategic business goals. NCI operates in an intensely competitive industry and has experienced challenges caused by volatility in the price of steel, industry cyclicality and seasonality, fluctuations in demand and poor economic conditions affecting the construction industry. The Compensation Committee believes NCI’s decreased stock price is a challenge to retention that both long- and short-term incentives can address. Long-term incentives balance the emphasis on long-term versus short-term business objectives and reinforce that one should not be achieved at the expense of the other. We believe that long-term incentive compensation helps to further NCI’s compensation objectives, including the retention of high-performing, experienced executives whose interests are strongly aligned with the interests of stockholders. Further, a four-year vesting period for grants of restricted stock and stock options helps to ensure that the value received by executives depends on the strong performance of NCI over time. We balance short- and long-term compensation through salary and performance bonuses, and the grant of restricted stock and stock options, respectively. Our goal is to increase the proportion of long-term compensation as an executive’s responsibility within our company increases.

Determination and Administration of Compensation Programs and Amounts

Decisions regarding executive compensation are based primarily on the assessment by the Compensation Committee of each Named Executive Officer’s leadership and operational performance and potential to enhance long-term value to NCI’s stockholders. In Fiscal 2011, the fiscal year ended October 31, 2010 (“Fiscal 2010”) and the fiscal year ended November 1, 2009 (“Fiscal 2009”), the Compensation Committee determined not to use the services of any compensation consultants. The Compensation Committee instead relied on its judgment, prior experience, and the judgment of our CEO, Mr. Chambers, about each individual Named Executive Officer in determining the amount and combination of compensation elements and whether each payment or award appropriately encourages and rewards performance. Key factors considered by the Compensation Committee in this regard include:

•	actual performance compared to the financial, operational and strategic goals established for NCI and the Named Executive Officer’s reporting unit at the beginning of the year;

•	the nature, scope and level of the Named Executive Officer’s responsibilities;

•	individual contribution to NCI’s financial results, particularly with respect to key measures such as cash flow, revenue, earnings and return on assets;

•	effectiveness in leading our initiatives to enhance quality and value provided to customers; and

•	individual contribution to a culture of honesty, integrity and compliance with our Code of Business Conduct and Ethics and applicable laws.

The Compensation Committee also considered each Named Executive Officer’s current salary and prior-year bonus, the appropriate balance between incentives for long-term and short-term performance, and internal “pay equity”—in other words, the relative differences among the compensation of the executive officers.

Role of Management and Independent Advisors

The Compensation Committee meets regularly in separate executive sessions without management personnel present and also requests periodically that our officers or employees attend meetings. During Fiscal 2011, Mr. Chambers and other senior executives attended certain Compensation Committee meetings at the committee’s request to advise the committee regarding our performance and to recommend proposed modifications to our compensation and benefits. The Compensation Committee also relied to a certain extent on Mr. Chambers’ evaluations of other Named Executive Officers whose day-to-day performance is not as visible to the committee as it is to Mr. Chambers.

During the fiscal year ended October 29, 2006, the Compensation Committee retained Pearl Meyer & Partners and Clark Consulting (collectively referred to as the “consultants”) to assist it in its review of our executive compensation program. The consultants conducted a compensation study at the Compensation Committee’s request, and also made recommendations with respect to changes in our compensation programs as well as individual compensation levels for executive officers. The results of this comprehensive study formed the basis of our current compensation policies and practices. See “Compensation Discussion & Analysis—Role of Management and Independent Advisors” in NCI’s Proxy Statement for the fiscal year ended November 2, 2008. While NCI has not engaged a compensation consultant since the 2006 study, we expect to engage one at periodic intervals in the future to re-evaluate NCI’s compensation practices and policies. The Compensation Committee’s charter provides it sole authority to retain advisors, including compensation consultants.

Elements of Executive Compensation

The principal elements of compensation provided to our Named Executive Officers historically have consisted of a base salary supplemented with the opportunity to earn a bonus under NCI’s annual cash bonus program (the “Bonus Program”) and long-term incentive compensation in the form of stock options and restricted stock under NCI’s 2003 Long-Term Stock Incentive Plan (the “Incentive Plan”). We have also adopted retirement plans for certain of our employees, including a deferred compensation plan (a “Deferred Compensation Plan” or “DCP”) under which our Named Executive Officers can elect to defer a portion of their base salary and bonus. In addition, we provide limited perquisites that enhance our ability to be competitive in attracting and retaining talented executive officers and allow executive officers more time to focus on business objectives.

Base Salary

The Compensation Committee annually reviews base salaries and makes adjustments in light of the Named Executive Officer’s responsibilities, experience and performance levels relative to other executives as well as the potential for making significant contributions in the future, to ensure that salary levels remain appropriate and competitive. Because the rate of any increase in base salary levels helps to provide incentives for continuous improvement in individual performance, we view individual factors as more significant than overall company performance in a particular year when determining base salary levels. Base salary also provides the foundation for calculating other benefits such as annual cash bonus and discretionary and restoration matching under the Deferred Compensation Plan and 401(k) plan so the executive’s individual performance has a significant impact on both salary and the benefits derived from salary.

For Fiscal 2011, the Compensation Committee determined that no Named Executive Officer should receive an adjustment in base salary, and elected to hold executives’ base compensation levels at the Fiscal 2010 level. To date, the Compensation Committee has not made any increases in the base salaries of our Named Executive Officers for Fiscal 2012, but reserves the right to do so to reflect improved performance of our company, promotions or other extraordinary circumstances, including exceptional individual performance.

Annual Bonus

Short-term annual cash incentive compensation is provided through our Bonus Program, under which annual cash bonuses may be paid to executives to reward their contributions to our business during the year, and which helps to emphasize that contributions in any year have an impact on future years. No cash bonuses have been paid to any of our Named Executive Officers for Fiscal 2009, Fiscal 2010 or Fiscal 2011, which is consistent with the design of our Bonus Program. Our Bonus Program is tied to the specific performance metrics of return on operating assets (“ROA”) and increase in earnings per share (“EPS Growth”) for NCI, which builds cooperation and allows all business units comparable visibility into the achievement of those goals, and which is further addressed in the matrix appended to our Bonus Program. We believe that the Bonus Program allows us to provide base salaries to our management group near the median of comparable rates paid by other companies in exchange for generous bonuses when warranted by our performance. We also believe that EPS Growth as an additional bonus criterion for top management provides incentives to maximize stockholder value and growth, while ROA provides incentives to aggressively manage assets in relation to income and expenses. The calculations of ROA and EPS Growth generally exclude unusual or non-recurring expenses at the discretion of the Compensation Committee. The Bonus Program provides that ROA is calculated by dividing (a) earnings before interest and taxes (“EBIT”) plus deferred financing costs and other approved non-recurring expenses by (b) assets, excluding cash, deferred taxes, indefinite-lived intangible assets and goodwill. We believe that the Bonus Program’s calculation of ROA rewards employees and management for the underlying operational performance of NCI, without regard to accounting requirements over which most employees have no control.

For Fiscal 2011, executive-level participants were eligible for annual cash bonuses equal to a percentage of their respective base salaries, contingent upon the achieved ROA and/or EPS Growth for the fiscal year.

Mr. Chambers’ target annual bonus is equal to 100% of his base salary. For the other Named Executive Officers, the target annual bonus is equal to 75% of base salary. Under the Bonus Program, senior executives (including our Named Executive Officers other than our CEO) receive a bonus percentage of salary that is approximately 1.5 times the percentage of salary for executives, while the CEO receives a bonus percentage of salary that is approximately 2.0 times the percentage of salary for executives. This reflects our belief that, as an executive becomes more senior, an increasing percentage of his or her total compensation should be tied to NCI’s performance. Under the Bonus Program as in effect for Fiscal 2011, no bonuses would be paid unless ROA was at least 5%. The percentage of base salary payable as a bonus increases proportionately with increases in the ROA and EPS Growth achieved.

There is no cap on the amount of an individual bonus that may be earned by our Named Executive Officers. However, total bonuses for all employees, including non-management employees, may not exceed 15% of NCI’s adjusted pre-tax profit, calculated in accordance with the Bonus Program, before accrual for bonuses and before stock compensation expense under the Incentive Plan. The Bonus Program provides for a minimum bonus pool for non-management employees, to be paid if NCI’s adjusted pre-tax profit is equal to or greater than a specified amount.

For Fiscal 2011, NCI did not achieve ROA of at least 5%, thus we paid no bonuses. At the beginning of Fiscal 2011, the Compensation Committee determined that certain modifications to the Bonus Program were desirable. With respect to Fiscal 2011, the Compensation Committee approved lowering the minimum ROA threshold from 15% to 5% and temporarily adjusted the EPS Growth metric to offset for any extraordinary percentage change in earnings per share (“EPS”). The purpose of these modifications was to ensure that none of the Named Executive Officers or other executive-level officers would be eligible to receive a cash bonus award unless other non-executive employees also receive a bonus by virtue of the lowered minimum ROA threshold. While the change to the EPS Growth metric was temporary, for Fiscal 2011 only, the change to the minimum ROA threshold was intended to establish a continuing minimum threshold in which no bonuses would be paid to executives and non-executives under the Bonus Program unless ROA of at least 5% was attained for the respective period.

For Fiscal 2012, the Bonus Program was amended to revise the EPS Growth metric to prior levels as discussed above. The following table illustrates the effects of varying levels of ROA and EPS Growth on the cash bonus amounts payable to our executive officers (including the Named Executive Officers) and other participants under our Bonus Program as in effect for Fiscal 2012. “Senior Executives” include all of our Named Executive Officers other than our CEO and certain other executive officers. “Executives” include our remaining executive officers and other “key” managers.

EPS Growth	ROA	Percentage of Salary for Executives	Percentage of Salary for Senior Executives	Percentage of Salary for Mr. Chambers
0%	5%	3%	0%	0%
0%	10%	8%	8%	10%
0%	15%	13%	23%	30%
5%	15%	13%	30%	40%
10%	0%	0%	0%	0%
10%	5%	3%	8%	10%
10%	15%	13%	38%	50%
20%	25%	50%	83%	110%

Long-Term Incentive Compensation

Our long-term incentive compensation is provided under the Incentive Plan, a stockholder-approved equity-based compensation plan that allows NCI to grant a variety of awards, including stock options, restricted stock, stock appreciation rights, performance share awards, phantom stock awards and performance-based and other cash awards.

We believe that equity awards must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in NCI. The value of the equity awards granted to Named Executive Officers is based on individual performance assessments of each of the Named Executive Officers as well as other members of executive management. We believe that annual grants at a competitive level, along with significant vesting requirements, are effective rewards for long-term commitment. In addition, annual grants of equity reinforce ownership levels and alignment with stockholder interests.

Historically, our practice has been to make annual awards of restricted stock vesting over four years to Named Executive Officers and other senior management personnel. The total number of shares granted under this approach is substantially less than the number that would be required under an option program designed to deliver equivalent levels of compensation. However, the ability to grant stock options is within the discretion of the Compensation Committee.

Each December, the Compensation Committee determines, based on the recommendations of the CEO for all executives other than himself, a target stock award value for each executive.

On the grant date, the number of shares awarded is based on the dollar value approved in advance by the Compensation Committee. Awards vest in four equal annual installments beginning on the first anniversary of the grant date. For these awards, our Named Executive Officers are permitted to elect whether to receive all or a portion of their equity awards in restricted stock or stock options. This election is permitted to allow the Named Executive Officers the ability to better manage their federal tax obligations related to such awards. The dollar value of the award was approved in advance by the Compensation Committee and the award is calculated to reflect whether the recipient elects to receive restricted stock, stock options, or a combination of both. In the event the awardee elects to receive all or a portion of the award in restricted stock, the number of shares received will be equal to the portion of the award value elected to be received in restricted stock divided by the closing price of our stock on the grant date. If the awardee elects to receive all or a portion of the award value in stock options, the number of options received will be equal to two (2) times the portion of the award value elected to be received in options divided by the closing price of our stock on the grant date.

Based on historical practice, the target stock awards for each of Messrs. Chambers, Dobbins and Johnson are considered 50% fixed and 50% contingent, and for all other senior executives, restricted stock awards are considered 60% fixed and 40% contingent. The contingent portion of restricted stock awards may be adjusted to a maximum of 150% or decreased to zero, depending on the average growth rate in NCI’s earnings per share over the most recent three fiscal years. A minimum “floor” average earnings per share growth for the preceding three-year period of 5% is required for receipt of any of the contingent portion of the target award. If 5% growth was achieved, the executive would receive 15% of the contingent portion of the target award. The target payout of 100% of the contingent portion would be awarded if 35% earnings per share growth was achieved, and a maximum of 150% of the contingent portion of the target award would be made if 50% earnings per share growth was achieved, with incremental adjustments for intermediate results. However, in December 2010 and December 2011, the Compensation Committee determined that 100% of the contingent portion of the target awards would be made for all participants, including the Named Executive Officers, even though the floor average earnings per share growth had not been reached. This determination was made to address retention concerns for key employees during the unusually weak economic cycle, which may impact the construction industry more significantly than other industries.

In determining the target value of equity-based awards, we considered the 2006 compensation study, the number of shares available for distribution under the program, the decline in NCI’s stock price, and the overall dilutive effect of the equity-based grants. We also considered the market overhang and burn rate resulting from equity compensation levels as compared to peers. See “Compensation Discussion & Analysis—Role of Management and Independent Advisors” in NCI’s Proxy Statement for the fiscal year ended November 2, 2008. In determining whether to make equity-based awards to executives, we also considered other factors, including an executive’s total compensation and then current ownership stake in NCI, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of an award would encourage the executive to remain with NCI and the value of the executive’s service to NCI. Taking into account those factors, in December 2010 the Compensation Committee approved annual equity-based awards with a target value of $800,000 for Mr. Chambers and within a range from $175,000 to $300,000 for the other Named Executive Officers. The actual number of shares of restricted stock and stock options awarded to the Named Executive Officers is set forth in the “Grants of Plan Based Awards Table” below and the related footnotes.

In December 2011, the Compensation Committee approved annual equity-based awards with a target value of $800,000 for Mr. Chambers and within a range from $175,000 to $300,000 for the other Named Executive Officers. For this grant, the share price was $10.18, the market close price on December 15, 2011. The awards shall vest in four (4) equal annual installments beginning on the first anniversary of the grant date. Similar to December 2010, the Compensation Committee determined that 100% of the contingent portion of the target awards would be made for all participants, including the Named Executive Officers, to address the previously discussed concerns regarding retention.

Retirement Benefits

The Named Executive Officers are eligible to participate in our tax-qualified 401(k) plan. In addition, we believe that benefit programs that address the unique circumstances of executives in light of limitations imposed on benefits payable from qualified welfare, profit-sharing and retirement plans are critical in attracting and retaining quality executives. Therefore, we have adopted a Deferred Compensation Plan that allows our Named Executive Officers and other key employees to defer a portion of their annual salary and cash bonus, and allows our non-employee directors to defer a portion of their annual and meeting attendance fees, subject to certain specified maximum deferral amounts. The DCP also provides discretionary matching contributions in certain circumstances. For Fiscal 2011 and similar to previous years, we determined to make discretionary matching contributions only if the Company achieved ROA of 25%, as calculated under the Bonus Program. If the target ROA was achieved, we would match the percentage of an executive officer’s salary and bonus that he has voluntarily deferred under the DCP, up to a maximum of 12.5%. Because our ROA calculated under the Bonus Program was less than 25%, no discretionary matching contribution was made for Fiscal 2011. For Fiscal 2012, discretionary matching contributions will be made only if the Company achieves ROA of 25%. Amounts deferred under the DCP are deemed invested in one or more phantom investment funds and additional amounts are credited to participants’ accounts based on the hypothetical earnings of such investments. In November 2009, the Compensation Committee approved the addition of employer stock as an investment option for certain of our executive officers. See the narrative following the “Nonqualified Deferred Compensation Table” for additional details regarding the terms of the DCP.

Other Compensation

Termination and Change of Control Agreements

Certain compensation arrangements of NCI include provisions providing special payments or benefits upon specified termination events or upon the occurrence of a change of control of NCI.

Mr. Chambers has an agreement with NCI which provides that if he is terminated without cause or resigns for good reason, including during a specified period of time following a change of control, he will receive certain severance payments. Messrs. Chambers, Dobbins and Dickinson also each have a 2004 Long-Term Restricted Stock Award agreement with NCI that vests upon the earliest of (i) retirement at or after age 65, (ii) death, (iii) disability, (iv) a termination without cause or for good reason, or (v) a change of control. In connection with the Equity Investment that was consummated on October 20, 2009, this award was amended to specify that the Equity Investment would not constitute a “change of control” event for vesting purposes.

We have also entered into employment agreements with each of our Named Executive Officers. Initially, we only entered into employment agreements with executives who did not already have a change of control benefit by virtue of having received a 2004 Long-Term Restricted Stock Award or other agreement that provided benefits upon a change of control; however, on March 12, 2009, the Compensation Committee approved entering into employment agreements with each of Messrs. Dobbins and Dickinson. These agreements are substantially the same as the employment agreements entered into with our other Named Executive Officers, and provide for payments to each executive if he is terminated without cause or resigns for good reason within 24 months after a change of control of NCI. While the Compensation Committee previously believed the 2004 Long-Term Restricted Stock Awards would be sufficient compensation in the event of a change of control, given the recent declines in NCI’s share price, the value of these awards was significantly reduced. Accordingly, the Compensation Committee determined it was important to provide Messrs. Dobbins and Dickinson with a benefit similar to the other Named Executive Officers and to eliminate any potential distractions and uncertainties associated with possible transactions NCI might undertake by providing them with payments upon certain termination events following a change of control. See “Executive Compensation—Potential Payments Upon Termination and Change of Control.”

In addition to these agreements, outstanding equity awards granted to the Named Executive Officers vest upon the occurrence of a change of control or in connection with certain termination events.

We believe that these termination and change of control benefits provide our Named Executive Officers an incentive to act in the stockholders’ best interests during a takeover despite the risk of losing their jobs or a significant change in the nature of their benefits and responsibilities. We also believe that, in some cases, our termination and change of control benefits are necessary to attract and retain certain executives. For a description of the terms of the employment agreements and equity awards, see “Executive Compensation—Potential Payments Upon Termination and Change of Control.”

Perquisites and Personal Benefits

We offer only de minimis perquisites or personal benefits.

Gross-Ups

NCI does not provide for any tax assistance or “gross-ups” for its executives.

CEO Compensation

The Compensation Committee is directly responsible for determining the salary level of the CEO and all awards and grants to the CEO under the Bonus Program, Incentive Plan and the DCP. We believe that NCI in recent years has experienced challenges caused by depressed economic conditions, increased competition and extreme volatility in the price of steel. Accordingly, the overall compensation package for the CEO is designed to motivate and reward the CEO for driving NCI to strengthen its competitive position in the nonresidential construction market, and a significant portion of the CEO’s compensation is incentive-based, providing greater compensation as direct and indirect measures of stockholder value increase. The CEO’s overall compensation package has also been set at a level that we believe provides appropriate differentiation between CEO compensation and the compensation of other executive officers hired from time to time. Mr. Chambers’ compensation has been and will be determined by the Compensation Committee in accordance with the principles described above. Information on Mr. Chambers’ compensation for Fiscal 2011 is set forth in the compensation tables following this CD&A. Although Mr. Chambers’ compensation was increased for Fiscal 2008 when he became the chairman of the board, Mr. Chambers did not receive an increase in compensation for Fiscal 2009, Fiscal 2010 or Fiscal 2011. In addition, the Compensation Committee has deferred any decision regarding salary increases for Mr. Chambers and the other Named Executive Officers for Fiscal 2012 until later in the year.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer and three other most highly compensated executive officers (other than the principal financial officer) employed as of the end of the year. This limitation does not apply to compensation that is paid only if the executive’s performance meets pre-established objective goals based on performance criteria approved by our stockholders. We have taken action, where possible and considered appropriate, to preserve the deductibility of compensation paid to NCI’s executive officers. NCI generally will be entitled to deduct compensation relating to cash bonuses under our Bonus Program, option awards under the Incentive Plan, matching contributions under the DCP and other performance-based awards. We have also awarded compensation that might not be fully tax deductible if we determined that such compensation is nonetheless in the best interests of NCI and its stockholders. While NCI seeks to take advantage of favorable tax treatment for executive compensation where appropriate, we believe that the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent.

We will continue to review NCI’s executive compensation practices and will seek to preserve tax deductions for executive compensation to the extent consistent with our objective of providing compensation arrangements necessary and appropriate to foster achievement of NCI’s business goals.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

During Fiscal 2011, no member of the Compensation Committee served as an executive officer of the Company, and, except as described in “Related Persons Transactions” below, no such person had any relationship with the Company requiring disclosure herein. During Fiscal 2011, there were no Compensation Committee interlocks with other companies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

KATHLEEN J. AFFELDT (Chair)

JOHN J. HOLLAND

NATHAN K. SLEEPER

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding the total compensation paid to the Named Executive Officers for each of our last three completed fiscal years. The compensation reflected for each individual was for their services provided in all capacities to us.

Name & Principal Position	Year	Salary ($)	Stock Awards ($) (a)	Option Awards ($) (a)	Non-Equity Incentive Plan Compensation ($) (b)	All Other Compensation ($) (c)	Total ($)
Norman C. Chambers Chairman of the Board, President and Chief Executive Officer	2011	750,000	599,500	192,671	-0-	-0-	1,542,171
	2010	750,000	1,883,780	2,615,222	-0-	-0-	5,249,002
	2009	750,000	495,258	-0-	-0-	2,300	1,247,558
Mark E. Johnson Executive Vice President, Chief Financial Officer and Treasurer	2011	332,000	299,750	-0-	-0-	-0-	631,750
	2010	332,000	1,164,777	1,503,754	-0-	-0-	3,000,531
	2009	332,000	161,938	-0-	-0-	3,101	497,039
Mark W. Dobbins Executive Vice President, and Chief Operating Officer	2011	315,000	149,875	48,171	-0-	-0-	513,046
	2010	315,000	1,026,256	1,089,680	-0-	-0-	2,430,936
	2009	315,000	161,938	-0-	-0-	3,486	480,424
Charles W. Dickinson President of Metal, Components Division	2011	290,500	174,862	-0-	-0-	-0-	465,362
	2010	290,500	800,531	653,809	-0-	-0-	1,744,840
	2009	290,500	150,305	-0-	-0-	3,679	444,484
Bradley D. Robeson President of NCI Buildings Division and Robertson-Ceco Division	2011	290,500	-0-	168,585	-0-	11,316	470,401
	2010	289,300	800,531	653,809	-0-	11,316	1,754,956
	2009	275,000	150,305	-0-	-0-	4,236	429,541

(a)

The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the awards granted under our Incentive Plan in each of Fiscal 2009, Fiscal 2010, and Fiscal 2011, computed in accordance with FASB ASC Topic 718. See Note 7 of the consolidated financial statements NCI’s Annual Report for the fiscal year ended October 30, 2011, Note 7 of the consolidated financial statements in NCI’s Annual Report for the fiscal year ended October 31, 2010, and Note 21 of the consolidated financial statements in NCI’s Annual Report for the year ended November 1, 2009, for additional detail regarding assumptions underlying the valuation of equity awards. For Fiscal 2010 and Fiscal 2011, the Compensation Committee determined that 100% of the contingent portion of the target stock awards would be made even though the earnings per share growth targets had not been reached. See “Compensation Discussion & Analysis—Long-Term Incentive Compensation.”

(b)	No bonuses were paid under our Bonus Program for Fiscal 2009, Fiscal 2010 or Fiscal 2011. See “Compensation Discussion & Analysis—Annual Bonus.”

(c)

“All Other Compensation” column includes NCI 401(k) matching contributions and DCP contributions. No NCI 401(k) matching contributions or DCP matching contributions were made in Fiscal 2010 or Fiscal 2011. For Fiscal 2010 and Fiscal 2011, amounts reported in the “All Other Compensation” column for Mr. Robeson represent amounts received by him as a car allowance.

Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of plan-based awards to each of the Named Executive Officers under the Bonus Program and the Incentive Plan during Fiscal 2011.

Name	Grant Date	Plan	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of securities underlying options (#)(d)	Exercise or base price of option awards ($/Sh)	Grant date Fair Value of Stock and Option Awards ($)(e)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Chambers	12/14/2010	Bonus Program	-0-	750,000	N/A
		Incentive Plan				5,000	33,333	50,000	33,333	33,334	12.00	792,171
Mr. Johnson	12/14/2010	Bonus Program	-0-	249,000	N/A
		Incentive Plan				1,875	12,500	18,750	12,500	-0-	12.00	299,750
Mr. Dobbins	12/14/2010	Bonus Program	-0-	236,250	N/A
		Incentive Plan				1,250	8,333	12,500	8,333	8,334	12.00	198,046
Mr. Dickinson	12/14/2010	Bonus Program	-0-	217,875	N/A
		Incentive Plan				875	5,833	8,750	8,750	-0-	12.00	174,862
Mr. Robeson	12/14/2010	Bonus Program	-0-	217,875	N/A
		Incentive Plan				875	5,833	8,750	8,750	29,167	12.00	168,585

(a)

Represents threshold and target amounts potentially payable under NCI’s Bonus Program for Fiscal 2011. There is no maximum payout under the Bonus Program. There were no actual payouts with respect to Fiscal 2011 under NCI’s Bonus Program. See “Compensation Discussion & Analysis—Annual Bonus.”

(b)

Represents the threshold, target and maximum number of shares that may be awarded pursuant to the contingent portion of each Named Executive Officer’s annual restricted stock grant made in Fiscal 2011, based on the closing price of NCI’s Common Stock on December 14, 2010 (the date of the grant), which was $12.00. The target amount of the Fiscal 2011 award was granted on December 14, 2010 and the Named Executive Officers were able to elect to receive restricted stock, stock options, or a combination of both. See “Compensation Discussion & Analysis—Long-Term Incentive Compensation.”

(c)	Reflects the fixed portion of the annual restricted stock grant made in Fiscal 2011 based on the closing price of NCI’s Common Stock on December 14, 2010 (the date of the grant), which was $12.00.

(d)

Reflects the number of stock options granted to each Named Executive Officer on December 14, 2010 as per the individual’s election to receive stock options in lieu of, or in combination with, restricted stock. See “Compensation Discussion & Analysis—Long-Term Incentive Compensation.”

(e)	Reflects the grant date fair value of the restricted stock and non-qualified stock options awarded under our Incentive Plan in Fiscal 2011, computed in accordance with FASB ASC Topic 718.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. The term of Mr. Chambers’ agreement ends on April 30, 2014. The term of the employment agreements with the other Named Executive Officers runs for a period of two years following the Equity Investment that occurred on October 20, 2009, subject to automatic one-year extensions thereafter unless either party gives notice of non-renewal. The agreements provide the Named Executive Officers with an annual base salary, which is subject to annual review. In the case of Mr. Chambers, the base salary may not be less than $400,000 per year. The agreements also provide that each Named Executive Officer is eligible to receive annual bonuses under NCI’s Bonus Program (with Mr. Chambers being considered a “Level I” participant for purposes thereof) and to participate in the health, retirement and welfare benefits provided by NCI. Mr. Chambers’ agreement also provides him with an automobile allowance and reimbursement for automobile insurance and mileage incurred for business use, four weeks of paid vacation each year, and business expense reimbursement. The agreement with Mr. Chambers further provides for certain cash payments and equity incentive awards that have previously been satisfied. The employment agreements were amended effective October 20, 2009 to make certain changes to the severance provisions contained therein. The severance and change of control benefits provided by the agreements are described below in the section titled “Potential Payments Upon Termination or Change in Control.”

Fiscal 2011 Bonus Program

Because we did not achieve ROA of at least 5%, no amounts were paid to our Named Executive Officers under the Bonus Program for Fiscal 2011. Our short-term incentive compensation program for our Named Executive Officers for Fiscal 2011 was dependent upon our attainment of a specified level of ROA and EPS Growth. The amount payable to a recipient of a Fiscal 2011 award under the Bonus Program is determined based on the ROA and EPS Growth levels actually attained by us for Fiscal 2011 and is equal to a specified percentage of the recipient’s base salary. We must achieve the minimum threshold ROA level set by the Compensation Committee in order for any amounts to be payable pursuant to the Bonus Program. For Fiscal 2011, no annual bonuses were payable unless ROA was at least 5%. Any bonus amounts that become payable are paid following the completion of the applicable fiscal year. See “Compensation Discussion & Analysis—Annual Bonus” for additional information.

Restricted Stock Awards

Each of our Named Executive Officers may elect to receive all or a portion of their annual equity grant under the Incentive Plan for Fiscal 2011 in the form of restricted stock. All shares of restricted stock (including shares subject to the contingent portion of the annual restricted stock award) vest ratably over a four-year period (i.e., 25% vest each year on the anniversary of the grant date), provided that the Named Executive Officer remains an employee continuously from the date of grant through the applicable vesting date. Shares of restricted stock will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. Shares of restricted stock will fully vest (a) upon the Named Executive Officer’s death or “disability,” (b) upon the Named Executive Officer’s attainment of 65 years of age, or (c) upon the occurrence of a “change of control.” The restricted shares granted under the special one-time grants do not vest upon the Named Executive Officer’s retirement or attainment of 65 years of age. While a Named Executive Officer holds shares of restricted stock, he is entitled to receive all dividends paid or delivered thereon as if he were a stockholder.

Stock Options

Each of our Named Executive Officers may elect to receive all or a portion of their annual equity grant under the Incentive Plan for Fiscal 2011 in the form of stock options. Stock options vest ratably over a four-year period (i.e., 25% vest each year on the anniversary of the grant date), provided that the Named Executive Officer remains an employee continuously from the date of grant through the applicable vesting date. Stock options will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. In addition, stock options will become fully vested (1) upon the Named Executive Officer’s death or “disability” or (2) upon the occurrence of a “change of control.” Following termination of employment, a Named Executive Officer will have 60 days following the date of termination to exercise any vested stock options, except in the event of the Named Executive Officer’s death, disability or retirement, the option may be exercised during the 180-day period following the event.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested restricted stock held by each of our Named Executive Officers as of October 30, 2011. The number of shares and exercise prices included in this table have been adjusted to reflect the 1:5 reverse stock split that occurred on March 5, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (c)	Market Value of Shares or Units of Stock That Have Not Vested ($) (d)
Mr. Chambers	300	-0-	91.50	05/26/13	04/26/04	12,904	122,072
	30,000	-0-	155.00	04/24/14	12/11/09	114,214	1,080,464
	152,284	456,853	8.85	12/15/19	12/11/09	41,109	388,891
	-0-	33,334	12.00	12/15/20	12/14/10	50,000	473,000

Mr. Johnson	87,563	262,691	8.85	12/15/19	12/11/09	87,564	828,355
					12/11/09	8,475	80,174
					12/14/10	25,000	236,500

Mr. Dobbins	1,057	-0-	75.75	12/15/11	08/26/04	5,000	47,300
	458	-0-	87.50	06/15/12	12/11/09	76,143	720,313
	582	-0-	103.20	12/15/12	12/11/09	8,475	80,174
	663	-0-	90.60	06/15/13	12/14/10	12,500	118,250
	491	-0-	122.20	12/15/13
	398	-0-	150.90	06/15/14
	328	-0-	183.10	12/15/14
	362	-0-	165.95	06/15/15
	273	-0-	220.00	12/15/15
	63,452	190,356	8.85	12/15/19
	-0-	8,334	12.00	12/15/20

Mr. Dickinson	172	-0-	87.50	06/15/12	08/26/04	5,000	47,300
	146	-0-	103.20	12/15/12	12/11/09	57,108	540,242
	332	-0-	90.60	06/15/13	12/11/09	8,899	84,185
	369	-0-	122.20	12/15/13	12/14/10	14,584	137,965
	398	-0-	150.90	06/15/14
	328	-0-	183.10	12/15/14
	362	-0-	165.95	06/15/15
	273	-0-	220.00	12/15/15
	38,071	114,214	8.85	12/15/19

Mr. Robeson	49	-0-	103.20	12/15/12	12/11/09	57,108	540,242
	56	-0-	90.60	06/15/13	12/11/09	8,899	84,185
	82	-0-	122.20	12/15/13
	67	-0-	150.90	06/15/14
	82	-0-	183.10	12/15/14
	91	-0-	165.95	06/15/15
	182	-0-	220.00	12/15/15
	38,071	114,214	8.85	12/15/19
	-0-	29,167	12.00	12/15/20

(a)

All exercisable stock options previously granted (i) have an exercise price not less than the closing price of NCI’s Common Stock on the day before the grant date (adjusted to reflect the reverse stock split that occurred on March 5, 2010 for stock options granted prior to that date), (ii) became exercisable with respect to 25% of the total option shares each year, starting on the first anniversary of the grant date (stock options granted prior to October 20, 2009 became fully vested in connection with the consummation of the Equity Investment on that date), and (iii) are granted for a term of 10 years. Additional terms governing the stock option awards are described in the narrative above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Stock Options.”

(b)

Includes the unvested portion of the special one-time non-qualified stock option grant awarded to the Named Executive Officers on December 11, 2009 (adjusted to reflect the reverse stock split that occurred on March 5, 2010) and the stock options granted on December 14, 2010 to the Named Executive Officers who elected to receive them as part of their Fiscal 2011 equity grant. Additional terms governing the stock option awards are described in the narrative above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Stock Options.”

(c)

Reflects (i) the special 2004 Long-Term Restricted Stock Awards granted to Messrs. Chambers, Dobbins and Dickinson, (ii) the unvested portions of the annual restricted stock grants for Fiscal 2010 and Fiscal 2011, and (iii) the special one-time restricted stock award granted to the Named Executive Officers on December 11, 2009 (adjusted to reflect the reverse stock split that occurred on March 5, 2010 for stock options granted prior to that date). The special 2004 Long-Term Restricted Stock Awards vest upon the earliest of (i) retirement at or after age 65, (ii) death, (iii) disability, (iv) a termination without cause or for good reason, or (v) a change of control. In connection with the Equity Investment that was consummated on October 20, 2009, this award was amended to specify that the Equity Investment would not constitute a “change of control” event for vesting purposes. The annual and special one-time restricted stock awards granted in Fiscal 2010 and Fiscal 2011 vest ratably with respect to 25% of the total restricted shares subject to the award each year, starting on the first anniversary of the date of grant. Additional terms of these restricted stock awards are described in the narrative above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Restricted Stock Awards.”

(d)

This column represents the closing price of our Common Stock on October 28, 2011, the last business day of Fiscal 2011, which is $9.47, multiplied by the number of shares of restricted stock less the par value of the shares ($0.01 per share) paid by the Named Executive Officer.

Option Exercises and Stock Vested

The following table sets forth information concerning the vesting of restricted stock of each of our Named Executive Officers during Fiscal 2011 (no options were exercised during Fiscal 2011):

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (a)
Mr. Chambers	51,774	620,773
Mr. Johnson	32,013	383,836
Mr. Dobbins	28,206	338,187
Mr. Dickinson	22,002	263,804
Mr. Robeson	22,002	263,804

(a)	This column represents the market price on the vesting date multiplied by the number of shares of restricted stock, less the par value of shares ($0.01 per share) paid by the grantee.

Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our Named Executive Officers.

Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified deferred compensation benefits of each of our Named Executive Officers under the DCP for Fiscal 2011:

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY (b)($)
Mr. Chambers	47,885	-0-	(14,231)	-0-	1,031,310
Mr. Johnson	8,555	-0-	11,545	-0-	245,567
Mr. Dobbins	39,375	-0-	1,609	-0-	74,740
Mr. Dickinson	-0-	-0-	-0-	-0-	-0-
Mr. Robeson	20,335	-0-	59	-0-	37,636

(a)	Contributions made by the Named Executive Officers during Fiscal 2011 are included in each such executive’s salary and bonus amounts, as applicable, as reported in the “Summary Compensation Table.”

(b)

Of the totals in the “Aggregate Balance at Last FY” column, the following amounts were reported as compensation in the “Summary Compensation Table” of our Proxy Statements in Fiscal 2010 and previous years pursuant to the SEC’s current disclosure rules: Mr. Chambers, $772,787, Mr. Johnson, $174,466, Mr. Dobbins, $31,803, Mr. Dickinson, $0, and Mr. Robeson, $16,424.

Eligible participants in the DCP include certain employees and non-employee directors of NCI who are selected by the Compensation Committee to participate. The DCP is a nonqualified retirement plan created to provide specified benefits to our highly compensated employees and directors. The DCP allows employees, including the Named Executive Officers, to defer up to 80% of their annual salaries and up to 90% of their annual cash bonuses, and allows NCI’s non-employee directors to defer up to 100% of their annual fees and meeting attendance fees, until a specified date in the future, including at or after retirement. Elections to defer under the DCP must be made prior to the end of the year preceding the year the compensation will be earned. Elections to defer incentive payments based on services to be performed over at least a twelve-month period must be made no later than six months prior to the end of the designated performance period.

On March 6, 2009, NCI indefinitely suspended matching contributions under the DCP on contributions in excess of the applicable Internal Revenue Code limits on 401(k) plan contributions (“Restoration Match”), and no Restoration Match was made during Fiscal 2010 or in Fiscal 2011. The DCP also allows discretionary matching contributions to provide a supplemental retirement benefit to executives. Messrs. Chambers, Dobbins and Dickinson are not eligible to receive discretionary matching contributions under the DCP until the value of the discretionary matching contributions that would otherwise have been made, with attributed earnings, exceeds the value of the special 2004 Long-Term Restricted Stock Awards as determined by the Compensation Committee. For Fiscal 2011, we determined to make discretionary matching contributions provided that NCI achieved ROA for Fiscal 2011 of 25%, as calculated under the Bonus Program. If target ROA was achieved, we would match the percentage of an executive officer’s salary and bonus that he has voluntarily deferred under the DCP, up to a maximum of 12.5%. Because our ROA calculated under the Bonus Program was less than 25%, no discretionary contribution was made for Fiscal 2011. Executives generally become vested in the Restoration Match in a manner consistent with NCI’s match in the NCI 401(k) plan, which generally vests ratably over a six-year period. Discretionary matching contributions vest ratably over a three-year period. However, effective upon the consummation of the Equity Investment on October 20, 2009, all matching contributions then allocated to a participant’s account under the DCP became 100% vested. Matching contributions allocated to a participant’s account following October 20, 2009, will also become fully vested upon any subsequent change of control or upon the participant’s retirement, death or disability.

Amounts deferred are deemed invested in one or more phantom investment funds and additional amounts are credited to participants’ accounts based on the hypothetical earnings of such investments. In November 2009, the Compensation Committee approved the addition of purchasing employer stock as an investment option for certain of our executive officers. No above market or preferential earnings are paid under the DCP and, therefore, none of the earnings reported in column (d) above are included in the Summary Compensation Table. Participants may change their investment options at any time, subject to the administrative procedures adopted by the plan administrator and certain transfer restrictions on those executives who purchase NCI stock through the DCP. The table below shows the funds available in the DCP and the annual return of each for Fiscal 2011:

Investment Funds	Rate of Return
Columbia Acorn A	3.89	% (1)
Eagle Small Cap Growth R5	7.33	% (2)
American Funds EuroPacific Gr R5	(2.97%)
PIMCO Total Return A	0.13%
Fidelity Spartan 500 Index Advtg	10.76%
Government Money Market Fund—Institutional	0.01%
NCI Stock Fund	(4.44%)

(1)	Includes rate of return from November 1, 2010 to August 5, 2011. On August 5, 2011, this fund was replaced with Eagle Small Cap Growth R5.

(2)	Includes rate of return from August 5, 2011 to October 28, 2011. On August 5, 2011, this fund replaced Columbia Acorn A.

Withdrawal elections under the DCP will be made in conjunction with the deferral election, and the scheduled distribution date elected will be the first day of a plan year at least three years after the end of the plan year to which the amounts subject to the election relate. A participant may elect to receive a scheduled in-service distribution in a lump sum or in installments. Changes to withdrawal elections must be made at least 12 months prior to the initial elected payment date and must defer the new initial payment date at least five years. In-service withdrawals are permitted to satisfy an unforeseeable emergency plus the amounts anticipated to pay taxes on the withdrawal amount. If a participant withdraws amounts from the DCP upon an unforeseeable emergency, the participant’s participation in the DCP may be suspended. Upon a change of control or the participant’s death, disability or other termination (other than due to retirement), a participant will receive his vested plan account in a lump sum. Upon a change of control, a participant’s deferral elections immediately terminate with respect to any prospective compensation payable following the change of control.

We have established a rabbi trust to provide for NCI’s obligations under the DCP and have formed an administrative committee to manage the DCP and its assets. Pursuant to the Investment Agreement, effective on October 20, 2009, the DCP was amended to eliminate the right to appoint a third-party administrator of the DCP after October 20, 2009. Similarly, the rabbi trust that is the source of funding for obligations under the DCP was amended so that certain administrative protections that would have gone into effect following a change of control did not apply as a result of the Equity Investment. In addition, as a result of the amendment, the requirement to fully fund the rabbi trust upon a change of control did not apply as a result of the Equity Investment.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our Named Executive Officers that contain provisions regarding payments to be made to such individuals upon termination of their employment, including in connection with a change of control. These agreements are described in greater detail below and in the section of this Proxy Statement above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Employment Agreements.” In addition, equity award agreements issued to our Named Executive Officers under the Incentive Plan contain provisions that provide for accelerated vesting of awards in the event of certain termination events and/or upon a change of control. These agreements are described in greater detail below and in the sections of this Proxy Statement above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table—Restricted Stock Awards” and “—Stock Options.”

Employment Agreements

The employment agreement with Mr. Chambers provides for certain payments to be made to him upon termination of his employment. If Mr. Chambers is terminated for “cause” or resigns without “good reason,” then he will be entitled to receive only salary and benefits earned by him or accrued for his account through the date of his termination. If, on the other hand, Mr. Chambers is terminated without “cause” or resigns for “good reason,” he will be entitled to cash severance, payable in installments, equal to the greater of (i) the aggregate amount of his annual base salary, at the rate then in effect, from the date of termination through April 30, 2014 and (ii) two (2) times his annual base salary, at the rate then in effect. Further, Mr. Chambers’ agreement provides that if he is terminated without “cause” or resigns for “good reason” within two years after a “change of control,” then he will be entitled to, within seven days of such termination, a lump-sum payment equal to the present value of his severance entitlements.

Mr. Chambers is subject to certain confidentiality obligations during and after his employment with us. In addition, Mr. Chambers is subject to certain noncompetition and nonsolicitation provisions for a period equal to three years following the later of (i) the date of his termination of employment with us, and (ii) the end of the period during which Mr. Chambers is entitled to receive compensation payments from us under the employment agreement. Termination of Mr. Chambers’ employment due to a breach of one of these covenants constitutes a termination for “cause.” The employment agreement does not prohibit the waiver of a breach of these covenants.

The employment agreements with our other Named Executive Officers also provide for severance benefits upon the occurrence of certain termination events. If employment is terminated for any reason other than termination in connection with a “change of control,” the Named Executive Officer will be entitled to receive the portion of such officer’s earned annual base salary through the date of termination and any bonus to which such officer is entitled pursuant to the Bonus Program for a fiscal year ending prior to the date of termination. If a Named Executive Officer is terminated without “cause” or for “good reason” within 24 months following a “change of control” or a “potential change of control,” the Named Executive Officer is entitled to receive (i) a lump sum payment equal to two times his or her annual base salary (at the highest annualized rate in effect during the one year period prior to the “change of control” or “potential change of control” date) and (ii) medical and dental coverage at the active employee rate for a period of up to 18 months. Each Named Executive Officer is subject to confidentiality obligations during and after his employment, and is further bound by a covenant not to compete with us for the term of his or her employment and, in the event such executive officer receives a change of control payment, for a period of two (2) years following such executive officer’s termination. The agreements with the Named Executive Officers also contain nonsolicitation provisions that apply for a period of three years following the longer of (a) the termination of the officer’s employment or (b) the period during which the officer is entitled to receive payments under the agreement. Termination of a Named Executive Officer’s employment due to breach of one of these covenants constitutes a termination for “cause.” The employment agreement does not prohibit the waiver of a breach of these covenants.

To the extent payments under the employment agreements to Mr. Chambers or any other Named Executive Officer constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, the payments to be received by the officer may be reduced to the extent a reduction in the payment amount would put the officer in a better after-tax position than he would be in if the excise tax under Section 4999 were imposed on such payments.

For purposes of the employment agreements, the following terms have been given the meanings set forth below:

(1) “cause” means (A) in the case of Mr. Chambers: (i) failure to devote appropriate business time to NCI that continues for 30 days after notice of such failure is received from NCI, (ii) disability of the officer, (iii) indictment, conviction or plea of nolo contendere with respect to a felony, (iv) failure to perform any material covenants under the employment agreement that is not cured within 30 days after notice is received from NCI, (v) failure to use commercially reasonable efforts to carry out directives of the Board of Directors or material violation of NCI’s policies that is not cured within 30 days after notice is received from NCI, (vi) an act that brings NCI into public disgrace or harms its business operations, subject to a limited cure opportunity, (vii) habitual insobriety or illegal use of drugs, or (viii) failure to comply in any material respect with the company’s corporate governance guidelines or code of business conduct and ethics that is not cured within 30 days following notice received from NCI; and (B) in the case of the other Named Executive Officers: (i) the officer’s willful and continued failure to substantially perform his duties that continues for 30 days following notice received from NCI, (ii) officer’s willful gross misconduct that materially and demonstrably injures NCI, or (iii) officer’s conviction for committing fraud, embezzlement, theft or another felony, in each case, subject to a limited cure opportunity.

(2) “change of control” means (A) any person becomes the beneficial owner of 20% or more of the combined voting power of NCI, (B) as a result of, or in connection with, a tender or exchange offer, merger or other business combination, persons who were directors immediately before the transaction cease to constitute the majority of NCI’s Board of Directors, (C) NCI is merged or consolidated with another company or transfers substantially all of its assets to another company and, as a result, less than 50% of the outstanding voting securities of the resulting company are owned in the aggregate by former NCI stockholders, or (D) a tender or exchange offer is made for 30 percent or more of the combined voting power of NCI.

(3) “good reason” means (A) reduction of the officer’s then current base salary in excess of 10% in any 12 months period (or, in the case of Mr. Chambers, below $400,000 per year), (B) a material reduction in the officer’s title (or, in the case of Mr. Chambers, removal from the office of CEO and Chairman of the Board), (C) a material adverse reduction in the officer’s duties or responsibilities (and, in the case of Mr. Chambers, a material adverse reduction in the nature or status of his authority), (D) breach or failure by NCI to perform any of its material covenants under the employment agreement, or (E) any relocation of the officer’s principal place of employment outside the Houston, Texas metropolitan area. In addition, with respect to Mr. Chambers only, the term “good reason” includes (i) failure by NCI to maintain an annual cash bonus plan in substantially similar form as the Bonus Program or to provide Mr. Chambers with an annual cash bonus opportunity that permits him to earn total cash compensation substantially comparable to the total cash compensation of peer chief executive officers, or (ii) material reduction in the aggregate employee benefits available to Mr. Chambers from time to time.

(4) “potential change of control” means (A) NCI’s entry into any agreement, the consummation of which would result in a “change of control,” (B) any person publicly announces an intention to take actions that, if consummated, would constitute a “change of control,” or (C) NCI’s Board of Directors adopts a resolution to the effect that a “potential change of control” has occurred.

Equity Incentive Awards

Messrs. Chambers, Dobbins and Dickinson have received special 2004 Long-Term Restricted Stock Awards under the Incentive Plan. The agreements for those awards provide that each such grantee has the right to vote the shares and to receive dividends paid by us, whether in cash or stock, but may not transfer the shares until they are vested. The shares of restricted stock subject to the 2004 Long-Term Restricted Stock Awards will vest in full (i) when the grantee retires from his employment at or after attaining age 65, (ii) upon the grantee’s death, (iii) if the grantee becomes disabled, (iv) upon the grantee’s termination without “cause” by NCI or resignation for “good reason,” or (v) upon the occurrence of a “change of control.” As required by the Investment Agreement, the 2004 Long-Term Restricted Stock Awards were amended to provide that the Equity Investment did not constitute a “change of control” event for purposes of these awards. The grantee will forfeit the shares of restricted stock if such grantee’s employment is terminated for any other reason, including voluntary termination or resignation without “good reason” or termination of employment for “cause.” In addition, each grantee must comply with noncompete and nonsolicitation covenants for the five years immediately following his receipt of any vested shares under his restricted stock award. If the grantee breaches these covenants, the grantee must either return the shares granted to him pursuant to the award, if he still owns them, or pay NCI the then current market value of the shares. For more information regarding the special long-term restricted stock grants, see NCI’s proxy statement for the fiscal year ended November 2, 2008.

Each of our Named Executive Officers received an annual equity based award under the Incentive Plan in Fiscal 2010 and Fiscal 2011 for which each Named Executive Officer was permitted to elect to receive all or a portion of his equity awards in restricted stock or stock options. Shares of restricted stock will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. Shares of restricted stock will fully vest (a) upon the Named Executive Officer’s death or “disability,” (b) upon the Named Executive Officer’s attainment of 65 years of age, or (c) upon the occurrence of a “change of control.” The restricted shares granted under the special one-time grants do not vest upon the Named Executive Officer’s retirement or attainment of 65 years of age. Stock options will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. In addition, stock options will become fully vested (1) upon the Named Executive Officer’s death or “disability” or (2) upon the occurrence of a “change of control.” Following termination of employment, a Named Executive Officer will have 60 days following the date of termination to exercise any vested stock options, except in the event of the Named Executive Officer’s death, disability or retirement, the option may be exercised during the 180-day period following the event.

Each of our Named Executive Officers received a special one-time grant of non-qualified stock options under the Incentive Plan on December 11, 2009. Stock options will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. Stock options will become fully vested (1) upon the Named Executive Officer’s death or “disability,” or (2) upon the occurrence of a “change of control.” The options granted under the special one-time grants do not vest upon the Named Executive Officer’s retirement or attainment of 65 years of age. Following termination of employment, a Named Executive Officer will have 60 days following the date of termination to exercise any vested stock options, except in the event of the Named Executive Officer’s death, disability or retirement, the option may be exercised during the 180-day period following the event.

For purposes of the outstanding equity awards, the following terms shall have the meanings set forth below:

(a) “cause” has substantially the same meaning given such term in Mr. Chambers’ employment agreement but is limited to clauses (i), (iii), (v), (vi), (vii) and (viii) above.

(b) “change of control” has the same meaning given such term in the employment agreements, except that the Equity Investment does not constitute a “change of control” for purposes of the special 2004 Long-Term Restricted Stock Awards.

(c) “disability” has the meaning prescribed in the then effective long-term disability plan of NCI that covers the Named Executive Officer or, in the absence of such a plan, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Internal Revenue Code.

(d) “good reason” has the same meaning given such term in the employment agreement of the respective Named Executive Officers who hold such awards.

Quantification of Payments

The following table estimates the value of the payments and benefits that each of our Named Executive Officers would receive if his or her employment terminated or a change of control occurred on October 28, 2011 (the last business day of Fiscal 2011) under the circumstances shown and making the indicated assumptions. The table excludes (i) amounts accrued through Fiscal 2011 year-end that would be paid in the normal course of continued employment, such as accrued but unpaid salary, (ii) benefits generally available to all of our salaried employees, and (iii) stock options with a strike price below the stock price on October 28, 2011. The amounts disclosed assume that the price of our Common Stock was $9.47, which was the closing price of our stock on October 28, 2011. The amounts below have been calculated using numerous other assumptions that we believe are reasonable; however, the actual amounts to be paid out are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a change of control actually occurs. Therefore, such amounts and disclosures should be considered “forward looking statements.”

Name	Benefit	Change of Control $(a)	Termination for Cause ($)	Termination Without Cause or by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Disability ($)	Retirement ($)	Death ($)
Mr. Chambers	Severance Payments(b)	1,902,083	None	1,902,083	None	None	None	None
	Accelerated Stock Vesting(c)(d)	2,066,607	None	1,315,493	None	2,066,607	985,003	2,066,607
	Accelerated Option Vesting(c)	283,249	None	86,548	None	283,249	None	283,249
	Life Insurance(e)	None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)	None	None	None	None	None	None	None

Mr. Johnson	Severance Payments	None	None	None	None	None	None	None
	Accelerated Stock Vesting(c)	1,146,239	None	570,384	None	1,146,239	317,008	1,146,239
	Accelerated Option Vesting(c)	162,868	None	49,765	None	162,868	None	162,868
	Life Insurance(e)	None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)	678,463	None	None	None	None	None	None

Mr. Dobbins	Severance Payments	None	None	None	None	None	None	None
	Accelerated Stock Vesting(c)(d)	967,050	None	466,309	None	967,050	245,983	967,050
	Accelerated Option Vesting(c)	118,021	None	36,062	None	118,021	None	118,021
	Life Insurance(e)	None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)	644,463	None	None	None	None	None	None

Mr. Dickinson	Severance Payments	None	None	None	None	None	None	None
	Accelerated Stock Vesting(c)(d)	810,537	None	434,978	None	810,537	269,732	810,537
	Accelerated Option Vesting(c)	70,813	None	21,637	None	70,813	None	70,813
	Life Insurance(e)	None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)	595,463	None	None	None	None	None	None

Mr. Robeson	Severance Payments	None	None	None	None	None	None	None
	Accelerated Stock Vesting(c)	625,077	None	249,517	None	625,077	84,271	625,077
	Accelerated Option Vesting(c)	70,813	None	21,637	None	70,813	None	70,813
	Life Insurance(e)	None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)	595,463	None	None	None	None	None	None

(a)

Payable upon termination without cause or for good reason following a change in control. Outstanding restricted stock and stock options fully vest upon a change in control irrespective of a Named Executive Officer’s termination of employment.

(b)

Severance payment under Mr. Chambers’ employment agreement. Upon a termination without cause or resignation for good reason (including during the two-year period following a change in control), Mr. Chambers will receive cash severance equal to the greater of (1) two times his base salary and (2) his then-current salary paid for the remaining term of the agreement (2.5 years at October 30, 2011). See “Potential Payments Upon Termination or Change in Control—Employment Agreements.”

(c)

The accelerated vesting of stock options is based upon an amount equal to the difference between the exercise price for each unvested option and the closing price per share of the Common Stock (on October 28, 2011, which was $9.47), multiplied by the number of option shares. The accelerated vesting of restricted stock is based upon the closing price per share of NCI’s Common Stock on the New York Stock Exchange on October 28, 2011 of $9.47, multiplied by the number of shares of restricted stock that would vest upon occurrence of the event indicated, less the par value of the shares ($0.01 per share) paid by the Named Executive Officer.

(d)

Messrs. Chambers, Dobbins and Dickinson have received 2004 Long-Term Restricted Stock Awards that will vest in full only on retirement, as defined in the agreements governing such grants, unless vesting is accelerated by the occurrence of certain limited events, as indicated in the table above. For additional information regarding these special long-term grants, please see NCI’s proxy statement for the fiscal year ended November 2, 2008, “Compensation Discussion & Analysis—Long-Term Incentive Compensation—Long-Term Restricted Stock Grants.”

(e)

Under the executive officer’s employment agreement, the executive officer’s designated beneficiaries would have been entitled to the amounts set forth in the table above if the officer had died in Fiscal 2011.

(f)

Upon a qualifying termination following a change in control, the executive will be entitled to receive two times his annual base salary at the highest annualized rate in effect during the one-year period immediately preceding the date of the change in control event.

Compensation of Directors

Directors of NCI who are also employees of NCI do not receive compensation for their service as directors. In addition to reimbursing our non-employee directors for the expenses incurred to attend and/or participate in meetings, we pay non-employee directors the following amounts:

Annual Retainer Fee	$35,000
Board Meeting Fee	$3,000
Committee Meeting Fee (in the absence of Board meeting on the same day)	$1,500
Executive Committee Fee (in the absence of Board meeting on the same day)	$750
Chairman of Audit Committee	$15,000
Chair of Nominating and Corporate Governance Committee	$10,000
Chair of Compensation Committee	$10,000
Chair of Preferred Dividend Payment Committee	$10,000

In addition, each non-employee director receives a grant of restricted stock and/or stock options under the Incentive Plan having an aggregate fair market value of $60,000 on December 15 of each year, provided that the non-employee director has served as a director for at least six months. Upon initial election to the Board, new directors receive a grant of 300 shares of restricted stock. The stock awards generally vest ratably over a four-year period, subject to accelerated vesting upon the occurrence of certain specified events. These certain specified events include (1) the grantee’s death during the grantee’s continuous service, (2) the grantee’s disability during the grantee’s continuous service, (3) the grantee’s inability to stand for re-election due to age limitations set forth in our by-laws and corporate governance guidelines, during continuous service, (4) the grantee’s failure to be nominated for re-election or failure to be re-elected if the grantee remains in continuous service until the expiration of his or her term, and (5) upon a change of control.

Messrs. Berges, Sleeper and Zrebiec have assigned all of the compensation each would receive for his services as a director, including any shares of restricted stock, to CD&R, LLC or its affiliates. In the same manner as our other directors, Mr. Berges received reimbursement for travel and other out-of-pocket expenses incurred in connection with his functions and duties as a director, except that Mr. Berges is also entitled to reimbursement of up to $150,000 in the aggregate per calendar year for actual air travel expenses for NCI-related purposes on our corporate aircraft in lieu of reimbursement based on the cost of commercial air travel.

Director Compensation Table

The following table provides information concerning the compensation of our non-employee directors for Fiscal 2011.

Name	Fees Earned or Paid in Cash (a) ($)	Stock Awards (b) ($)	Option Awards (b) ($)	All Other Compensation ($)	Total ($)
Kathleen Affeldt	60,750	—	57,800	—	118,550
James Berges(c)	—	—	—	—	—
Gary L. Forbes	71,750	59,950	—	—	131,700
John J. Holland	66,250	29,975	28,900	—	125,125
Lawrence J. Kremer	49,250	44,963	14,450	—	108,663
George Martinez	66,750	59,950	—	—	126,700
Nathan K. Sleeper(c)	—	—	—	—	—
Jonathan L. Zrebiec(c)	—	—	—	—	—

(a)

Includes annual retainer fees, supplemental retainer fees for Committee Chairmen, Board meeting fees and Committee meeting fees for each non-employee director as more fully explained in the preceding paragraphs.

(b)

The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the awards granted under our Incentive Plan in Fiscal 2011, computed in accordance with FASB ASC Topic 718. See Note 7 of the consolidated financial statements in NCI’s Annual Report for the fiscal year ended October 30, 2011, for additional detail regarding assumptions underlying the valuation of equity awards. As of October 30, 2011, the non-employee directors held the following outstanding restricted stock awards and stock options: (i) Ms. Affeldt (300 restricted shares and 10,000 stock options), (ii) Mr. Forbes (14,480 restricted shares and 3,689 stock options), (iii) Mr. Holland (2,800 restricted shares and 5,000 stock options), (iv) Mr. Kremer (4,050 restricted shares and 2,500 stock options), and (v) Mr. Martinez (14,015 restricted shares and 1,373 stock options). These figures do not include restricted stock or options granted to the non-employee directors on December 15, 2011.

(c)

Does not include fees of $60,000, $42,750, and $40,500 earned by Messrs. Berges, Sleeper, and Zrebiec and paid to CD&R, LLC, as assignee of compensation payable to Messrs. Berges, Sleeper and Zrebiec. Also does not include 15,000 shares of Common Stock issued to CD&R, LLC, as assignee of compensation payable to Messrs. Berges, Sleeper and Zrebiec.

BOARD OF DIRECTORS

Independence and Meetings

Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. together own over 50% of our outstanding voting power, and we are therefore considered a “controlled company,” within the meaning in the NYSE Listed Company Manual. Accordingly, effective as of the closing of the Equity Investment, we took all corporate action and filed all election notices and other documentation with the NYSE necessary to elect to qualify for the exemptions to the requirements of sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. As long as we qualify for those exemptions, we will not be subject to the requirements that NYSE listed companies have (1) a majority of independent directors, (2) a nominating/corporate governance committee and a compensation committee, in each case, composed entirely of independent directors, and (3) charters for the nominating/corporate governance committee and the compensation committee, in each case, addressing certain specified matters. Pursuant to the Stockholders Agreement, we have agreed to use our reasonable best efforts to elect these exemptions for so long as we qualify for them.

Our Board of Directors determined, after considering all of the relevant facts and circumstances, that Ms. Affeldt, Mr. Forbes, Mr. Holland, Mr. Kremer and Mr. Martinez are independent from our management, as “independence” is defined by the rules and regulations of the SEC and the listing standards of the NYSE. This means that none of the independent directors had any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. For a description of transactions between us and certain members of our Board of Directors, please see “Transactions with Related Persons—Transactions.”

Our Board of Directors met four times during the fiscal year ended October 30, 2011. Each of our directors attended 75% or more of the aggregate of the total number of meetings of our Board of Directors held during the period in which he or she was a director and the total number of meetings held by all board committees on which he served during the periods that he served. It is our policy to schedule a meeting of our Board of Directors on the date of the Annual Meeting, and we encourage all of our directors to attend both meetings. All of our then-current directors attended last year’s Annual Meeting.

Our non-management directors meet without the presence of management at regularly scheduled executive sessions. These executive sessions typically occur before or after regularly scheduled meetings of our Board of Directors. The presiding director of these executive sessions is the Chairman of the Nominating and Corporate Governance Committee. For information on how you can communicate with our non-management directors, please see “Communications With Our Board.”

Board Committees

Our Board of Directors has six standing committees—the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Affiliate Transactions Committee, and the Preferred Dividend Payment Committee.

Executive Committee

The Executive Committee is generally authorized to act on behalf of our Board of Directors between scheduled meetings of our Board of Directors, except as provided by the Stockholders Agreement and by our by-laws, to the fullest extent permitted by Delaware corporate law. However, the Executive Committee does not have the authority to approve amendments to our charter or by-laws or specified extraordinary corporate transactions. The Executive Committee operates under a charter adopted by our Board of Directors, a copy of which is available on our website at www.ncilp.com under the heading “Investor Relations—Corporate Governance.”

As of the end of Fiscal 2011, the members of the Executive Committee were Mr. Berges, Mr. Chambers, Mr. Forbes, and Mr. Sleeper, with Mr. Berges serving as Chairman. The Executive Committee met one time during the fiscal year ended October 30, 2011.

Audit Committee

The Audit Committee assists our Board of Directors in fulfilling its responsibilities relating to our corporate accounting and reporting practices and the quality and integrity of our financial reports. The Audit Committee assists the Board in monitoring the integrity of our financial statements, the independence, qualifications and performance of our independent auditors; the performance of our internal audit function, our compliance with legal and regulatory requirements, and the preparation of our Audit Committee’s report included in our proxy statements. In discharging its duties, our Audit Committee has the authority to retain independent legal, accounting and other advisors and has the sole authority to appoint, retain, replace or terminate the independent auditor.

As of the end of Fiscal 2011, the members of the Audit Committee were Mr. Forbes, Mr. Holland, and Mr. Martinez, with Mr. Forbes serving as Chairman. The Audit Committee met five times during the fiscal year ended October 30, 2011.

The Audit Committee is composed solely of directors who are not our officers or employees, have the requisite financial literacy to serve on the Audit Committee, as determined by our Board of Directors, and whom our Board of Directors has determined are “independent” under the listing standards of the NYSE and the rules and regulations of the SEC.

Our Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Forbes, the Chairman of our Audit Committee, is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee operates under a written Audit Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncilp.com under the heading “Investor Relations—Corporate Governance.”

Compensation Committee

The Compensation Committee assists our Board of Directors in fulfilling its responsibilities relating to our compensation practices. The Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of directors, officers and senior managers, oversees, evaluates, and advises our Board of Directors regarding NCI’s overall compensation policies and structure, including benefit plans and programs, prepares reports on executive compensation required for inclusion in our proxy statements and discusses these reports with our management. The Compensation Committee is permitted to delegate its authority on all matters for which it is responsible to subcommittees consisting of one or more members. The Compensation Committee met five times during the fiscal year ended October 30, 2011.

As of the end of Fiscal 2011, the members of the Compensation Committee were Ms. Affeldt, Mr. Holland, and Mr. Sleeper, with Ms. Affeldt serving as Chairperson. The Compensation Committee is composed solely of directors who are not our officers or employees.

The Compensation Committee operates under a Compensation Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncilp.com under the heading “Investor Relations—Corporate Governance.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible, subject to and in accordance with the Stockholders Agreement, for identifying or assisting in the identification of, and recommending qualified candidates to serve on our Board of Directors and, subject to and in accordance with the Stockholders Agreement, recommending to our Board of Directors the director nominees to be elected by our stockholders at each annual or special meeting. In addition, the Nominating and Corporate Governance Committee is responsible for developing and advising our Board of Directors with respect to guidelines for the governance of NCI, including monitoring compliance with those guidelines, as well as overseeing succession planning and the evaluation and review of the performance of our Board of Directors. As of the end of Fiscal 2011, the members of the Nominating and Corporate Governance Committee were Mr. Berges, Mr. Forbes, Mr. Kremer and Mr. Sleeper, with Mr. Berges serving as Chairman. The Nominating and Corporate Governance Committee met two times during the fiscal year ended October 30, 2011.

The Nominating and Corporate Governance Committee operates under a Nominating and Corporate Governance Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncilp.com under the heading “Investor Relations—Corporate Governance.” Our Corporate Governance Guidelines adopted by our Board of Directors, a copy of which is available at our website at www.ncilp.com under the heading “Investor Relations—Corporate Governance,” include the criteria our Board of Directors believes are important in the selection of director nominees.

Pursuant to and in accordance with the Stockholders Agreement, for so long as the Investors hold voting power equal in the aggregate to at least 10% of the aggregate voting power held by the Investors immediately following the closing of the Equity Investment, the Investors are entitled to nominate or designate to serve on our Board of Directors a number of individuals proportionate to the Investors’ percentage of the voting power of the company at the relevant time (and to nominate or designate the replacements for such directors). At each annual meeting or special meeting of stockholders at which any directors of NCI are to be elected, we will take all corporate and other actions necessary to cause the applicable Investors’ nominees or designees to be nominated for election to our Board of Directors and we will solicit proxies in favor of the election of such nominees or designees to be elected at such meeting.

Further, pursuant to and in accordance with the Stockholders Agreement, for so long as stockholders unaffiliated with the Investors own in the aggregate at least 5% of the voting power of NCI, our Board of Directors will include (i) at least two directors who will not be appointed or designated by the Investors and will be independent of both the Investors and NCI (the “Unaffiliated Shareholder Directors”), and (ii) the Chief Executive Officer of NCI. One Unaffiliated Shareholder Director will sit on each committee of our Board of Directors, except for the Affiliate Transactions Committee, whose members include two members who are Unaffiliated Shareholder Directors.

In identifying and evaluating nominees for director other than directors appointed by the Investors pursuant to the Stockholders Agreement, the Nominating and Corporate Governance Committee first looks at the overall size and structure of our Board of Directors to determine the need to add or remove directors and to determine if there are any specific qualities or skills that would complement the existing strengths of our Board of Directors.

Our Board of Directors believes that a nominee for director should be, about to be or have been a senior manager, chief operating officer, chief financial officer or chief executive officer of a relatively complex organization such as a corporation, university, foundation or governmental entity or unit or, if in a professional or scientific capacity, be accustomed to dealing with complex problems, or otherwise have obtained and excelled in a position of leadership. In addition, directors and nominees for director should have the education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom and vision to exercise sound, mature judgments on a macro and entrepreneurial basis and should have high personal and professional ethics, strength of character, integrity and values. Directors and nominees for director also should be free and willing to attend regularly scheduled meetings of our Board of Directors and its committees and otherwise able to contribute a reasonable amount of time to our affairs, with participation on other boards of directors encouraged to provide breadth of experience to our Board of Directors. The age at the time of election of any nominee for director should be such to assure a minimum of three years of service as a director.

The Board codified standards for directors in the Board’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter. These Corporate Governance Guidelines provide that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. The Corporate Governance Guidelines also provide that at all times a majority of the Board must be “independent directors” as defined from time to time by the listing requirements of the New York Stock Exchange and any specific requirements established by the Board. Each director also is expected to:

•	exhibit high personal and professional ethics, strength of character, integrity, and values;

•	possess commitment and independence of thought and judgment;

•	possess education, experience, intelligence, independence, fairness, practical wisdom and vision to exercise sound, mature judgments.

•	use his or her skills and experiences to provide independent oversight of our business;

•	possess personality, tact, sensitivity, and perspective to participate in deliberations in a constructive and collegial manner;

•	be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively;

•	devote the time and effort necessary to learn our business; and

•	represent the long-term interests of all stockholders.

In addition, our Board of Directors has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of its oversight of NCI. To that end, our Board of Directors places a premium on its members’ professional experience in positions such as a senior manager, chief operations officer, chief financial officer, or chief executive officer of a relatively complex organization such as a corporation, university, or foundation. Ultimately, our Board of Directors believes it should be comprised of persons with skills in areas that may include some of the following: finance; manufacturing; sales and markets; strategic planning; development of strategies for sustainability; human resources; safety; legal; international business; and information technology.

In addition to the targeted skill areas, the Nominating and Corporate Governance Committee looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to our Board of Directors, including:

•	Strategy—knowledge of our business model, the formulation of corporate strategies, and knowledge of key competitors and global markets;

•	Leadership—skills in coaching senior executives and the ability to assist the CEO in his development;

•	Organizational Issues—understanding of strategy implementation, change management processes, group effectiveness, and organizational design;

•	Relationships—understanding how to interact with customers, vendors, governments, investors, financial analysts, and communities in which we operate;

•	Functional—understanding of financial matters, financial statements and auditing procedures, legal issues, information technology, and marketing; and

•	Ethics—the ability to identify and raise key ethical issues concerning our activities and senior management as they affect the business community and society.

As part of its periodic self-assessment process, our Board of Directors annually determines the diversity of specific skills and experiences necessary for the optimal functioning of our Board of Directors in its oversight of NCI over both the short and long term.

The Corporate Governance Guidelines state our policy regarding the director selection process that requires the Nominating and Corporate Governance Committee to review the skills and characteristics that the Board seeks in its members individually and in relation to the composition of our Board of Directors as a whole. As part of this process, the Board will assess the skill areas currently represented on our Board of Directors and those skill areas represented by directors expected to retire or leave our Board of Directors in the near future against the target skill areas established annually by our Board of Directors, as well as recommendations of directors regarding skills that could improve the overall quality and ability of our Board of Directors to carry out its function.

The Nominating and Corporate Governance Committee then establishes the specific target skill areas, characteristics or experiences that are to be the focus of a director search, if necessary. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, experience in situations comparable to ours (e.g., growth companies, companies that have grown through acquisitions, or companies that have restructured their organizations successfully), leadership experience and relevant geographical experience. The Board’s current composition reflects diversity in skills and experiences.

The Nominating and Corporate Governance Committee uses multiple sources for identifying and evaluating nominees for directors other than directors appointed by the Investors pursuant to the Stockholders Agreement, including referrals from our current directors and management, as well as input from third-party executive search firms. The Chairman of the Nominating and Corporate Governance Committee and our Chairman of the Board will then interview qualified candidates. Qualified candidates are then invited to meet the remaining members of the Nominating and Corporate Governance Committee. The remaining directors also have an opportunity to meet and interview qualified candidates. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to our Board of Directors.

The Nominating and Corporate Governance Committee will consider qualified nominees recommended by stockholders. Stockholders may submit recommendations to the Nominating and Corporate Governance Committee in care of our Chairman of the Board and Corporate Secretary at our address set forth on page one of this proxy statement in the form and timing provided in our by-laws. Subject to the requirements of the Stockholders Agreement described above, nominees for director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for director.

Nominations by stockholders for seats on the Board of Directors not required to be filled by the Investors’ designees may also be made at an annual meeting of stockholders in the manner provided in our by-laws. Our by-laws provide that a stockholder entitled to vote for the election of directors may make nominations of persons for election to our Board of Directors at a meeting of stockholders by complying with required notice procedures. To be timely, nominations must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made by us.

The notice must specify:

•	as to each person the stockholder proposes to nominate for election or re-election as a director:

—	the name, age, business address and residence address of the person;

—	the principal occupation or employment of the person;

—	the class and number of shares of our capital stock that are owned of record or beneficially by the person on the date of the notice; and

—

any other information relating to the person that is required to be disclosed in solicitations for proxies with respect to nominees for election as directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•	as to the stockholder giving the notice:

—	the name and record address of the stockholder and any other stockholder known by that stockholder to be supporting the nominee; and

—	the class and number of shares of our capital stock that are owned of record or beneficially by the stockholder making the nomination and by any other supporting stockholders.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Affiliate Transactions Committee

The Affiliate Transactions Committee is responsible for reviewing, considering and approving certain transactions between NCI and its controlled affiliates, on the one hand, and the Investors and their affiliates, on the other hand. This committee is made up of two directors unaffiliated with the Investors and with NCI, and one director designated by the Investors who is “independent” within the meaning of the NYSE listing manual and has no material relationship with the Investors or their affiliates. As of the end of Fiscal 2011, the members of the Affiliate Transactions Committee were Mr. Forbes, Mr. Holland and Mr. Martinez. The Affiliate Transactions Committee met once during the fiscal year ended October 30, 2011.

The Affiliate Transactions Committee operates under an Affiliate Transactions Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncilp.com under the heading “Investor Relations—Corporate Governance.”

Preferred Dividend Payment Committee

The Preferred Dividend Payment Committee is responsible for reviewing, evaluating, and approving the payment in cash or in kind of Series B Preferred Dividends to holders of our preferred stock, par value $1.00 per share, designated as Series B Cumulative Convertible Participating Preferred Stock, on every Series B Preferred Dividend Payment Date. This committee is made up of directors unaffiliated with the Investors. As of the end of Fiscal 2011, the members of the Preferred Dividend Payment Committee were Mr. Martinez, Mr. Chambers, Ms. Affeldt, Mr. Forbes, Mr. Holland and Mr. Kremer, with Mr. Martinez serving as Chairman. The Preferred Dividend Committee met three times during the fiscal year ended October 30, 2011.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available at our website at www.ncilp.com under the heading “Investor Relations—Corporate Governance.” These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board of Directors any changes to the guidelines. You may obtain copies of the charters for our Audit Committee, Compensation Committee, Executive Committee, Affiliate Transactions Committee and our Nominating and Corporate Governance Committee, and our Corporate Governance Guidelines, free of charge, from our website at www.ncilp.com under the heading “Investor Relations—Corporate Governance” or by writing to the Investor Relations Administrator, NCI Building Systems, Inc., 10943 North Sam Houston Parkway West, Houston, Texas 77064.

Our Board of Directors has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions.

The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. The Code of Business Conduct and Ethics also provides that our directors who are employed by CD&R, Inc. or any other affiliate of the Investors will not be deemed in violation of our Code of Business Conduct and Ethics as a result of any investment by the Investors, insofar as such investment, affiliate transaction and information access is not prohibited under the terms of the Stockholders Agreement and is otherwise in accordance with NCI’s certificate of incorporation, by-laws and the laws of the State of Delaware.

Our Code of Business Conduct and Ethics is available, free of charge, on our website, along with other corporate governance information, at www.ncilp.com under the heading “Investor Relations—Corporate Governance.” You may also obtain a copy by writing to Investor Relations Administrator at the address above.

Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions or any other executive officer or director must be approved by our Nominating and Corporate Governance Committee, which is composed solely of directors whom we believe are independent of management, and will be disclosed to the fullest extent as required by law and will be posted on our website at www.ncilp.com within four business days of any such waiver.

The Board’s Role in Risk Oversight

One of the Board’s functions is oversight of risk management at NCI. NCI recognizes that certain risks are inherent in the operation of an integrated manufacturer of metal buildings and metal building components. The Board and management consider “risk” for these purposes to be the possibility that an undesired event could occur that creates losses or adversely interferes with opportunity gains.

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole but primarily through the Audit Committee, oversees and reviews certain aspects of our risk management efforts. Specific risk management activities performed by management include: identifying and prioritizing risk and risk controls related to significant business activities; monitoring the emergence and onset of certain key risks; and

reviewing and determining the sufficiency of risk identification, the balance of potential risk to potential reward, the appropriate manner in which to control risk, and the support of the programs discussed below and their risk to company strategy. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant voluntary and involuntary risks that the company faces and how the company is seeking to control risk if and when appropriate. In most cases the Audit Committee of the Board oversees issues related to internal control over financial reporting and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail herein. Presentations and other information for the Board and Board committees generally identify and discuss relevant risk and risk control; and the Board members assess and oversee the risks as a part of their review of the related business, financial, or other activity of the company.

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on NCI.

Several members of our management team recently conducted an assessment of the risks arising from our compensation policies and practices. The team reviewed and discussed the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, sales incentives, stock options, performance shares and restricted stock awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

Our compensation philosophy and culture support the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout NCI and with all levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions. Field sales personnel are paid primarily on a sales commission basis, but all of our officers are paid under the programs and plans for non-sales employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	Our overall compensation levels are competitive with the market.

•

Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures and individual performance, and (iii) a portfolio approach for stock awards, primarily consisting of time-based restricted stock and stock options.

•

An important portion of our executive compensation is tied to how our stock price performs over a period of multiple years, with equity-based awards generally vesting evenly over four years and stock options also vesting over a period of four years and having terms of ten years. This minimizes the benefit of a temporary spike in stock price.

•	The Compensation Committee has discretion to adjust performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our stockholders.

•	Any additions or changes to stock awards or ROA bonus levels must be approved by both the employee’s division president, NCI’s Vice President, Human Resources, as well as senior management.

•	Executive officers are subject to certain holding requirements and our Insider Trading Policy.

In summary, although a significant portion of the compensation provided to Named Executive Officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. Restricted stock and stock option awards are subject to time-based vesting conditions, which retain value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our annual equity grants under the Incentive Plan, which include a fixed and variable component, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.

Based on these considerations, the Compensation Committee determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

LEADERSHIP STRUCTURE OF THE BOARD

Our Board of Directors currently combines the role of chairman of the board with the role of chief executive officer, coupled with a presiding director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for NCI. Combining the chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined presiding director role (see below for a full description of the role);

•	the opportunity for executive sessions of the independent directors after every Board meeting; and

•	annual performance evaluations of the chairman and CEO by the independent directors.

However, no single leadership model is right for all companies and at all times. The Board recognizes that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

The presiding director recommends to the Board an appropriate process by which a new chairman and chief executive officer will be selected. The Board has no required procedure for executing this responsibility because it believes that the most appropriate process will depend on the circumstances surrounding each such decision.

A key responsibility of the CEO and our Board of Directors is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in NCI. Each year, succession planning reviews are held at every significant organizational level of NCI, culminating in a full review of senior leadership talent by the independent directors. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments. It is a key success factor in managing the long planning and investment lead times of our business.

In addition, the CEO maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his or her responsibilities in the event of an emergency or his or her sudden incapacitation or departure.

COMMUNICATIONS WITH OUR BOARD

Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-management and independent directors, may write to:

Board of Directors

NCI Building Systems, Inc.

10943 North Sam Houston Parkway West

Houston, TX 77064

Depending on the subject matter, management will:

•

forward the communication to the director or directors to whom it is addressed (for example, if the communication received pertains to questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);

•

attempt to handle the inquiry directly, for example where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors or an individual director; or

•

not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic (in accordance with the explicit instructions of our non-management directors).

At each meeting of our Board of Directors, our Chairman of the Board presents a summary of all communications received since the last meeting of our Board of Directors that were not forwarded and makes those communications available to any director on request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of any of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Our employees prepare these reports for our directors and executive offers who request it on the basis of the information obtained from them and from NCI’s records. Our directors and officers are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms received by us with respect to Fiscal 2011, or written representations from the reporting persons, we believe that all required reports were timely filed for Fiscal 2011.

LEGAL PROCEEDINGS

To the best of our knowledge, there is no material proceeding to which any director, director designee or executive officer or affiliate of NCI, any owner of record or beneficially of more than 5% of any class of voting securities of NCI, or any associate of such director, nominated director, officer, affiliate of NCI, or security holder is a party adverse to NCI or any of its subsidiaries or has a material interest adverse to NCI or any of its subsidiaries.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Nominating and Corporate Governance Committee has approved and adopted a written statement of policy and procedures with respect to related party transactions. This policy covers the review, approval or ratification of transactions between us and “related parties” (generally, directors, executive officers and employees required to file reports under Section 16 of the Exchange Act and their immediate family members, beneficial owners of 5% or more of any class of our securities, and any entity in which any such persons are employed, are principals, partners or hold a similar position or in which they have a beneficial interest of 5% or more). The policy covers transactions in which NCI and any related party are participants in which a related party has a material interest, other than (1) transactions between us and affiliates of CD&R, Inc., which are evaluated by the Affiliate Transactions Committee pursuant to the guidelines in the Stockholders Agreement, (2) transactions involving less than $25,000 when aggregated with all similar transactions, and (3) certain exceptions for the employment of executive officers, director compensation, employees of the related party and transactions in which all stockholders receive proportional benefits. The policy generally requires that any related party transaction be approved by the Nominating and Corporate Governance Committee or its Chairman in advance of the consummation or material amendment of the transaction. Under the policy, prior to entering into a related party transaction, a related party must make full disclosure of all of the facts and circumstances relating to the transaction to our Chief Financial Officer or General Counsel, who must assess this information and decide whether it is a related party transaction. If either of the Chief Financial Officer or General Counsel makes this determination, they must submit the transaction to the Nominating and Corporate Governance Committee or to its Chairman. The Nominating and Corporate Governance Committee or its Chairman will approve such transaction only if, in its good faith determination, it is in, or is not inconsistent with, the best interests of NCI and its stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Nominating and Corporate Governance Committee or the Chair thereof, and such committee or Chair, as the case may be will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction.

The Affiliate Transactions Committee, which is further described in “Board of Directors—Board Committees—Affiliate Transactions Committee,” is responsible for reviewing, considering and approving certain transactions between NCI and its controlled affiliates, on the one hand, and the Investors and their affiliates, on the other hand. This committee is made up of two directors unaffiliated with the Investors and with NCI, and one director designated by the Investors who is “independent” within the meaning of the NYSE listing manual and has no material relationship with the Investors or their affiliates.

CD&R Transactions

On October 20, 2009, we completed a financial restructuring that resulted in a change of control of NCI. Pursuant to the Investment Agreement, we issued and sold to the Investors, for an aggregate purchase price of $250 million, an aggregate of 250,000 shares of Preferred Stock, convertible into 39,221,839 shares of Common Stock (adjusted to reflect the 1:5 reverse stock split that occurred on March 5, 2010) based on the initial conversion price (or approximately 68.4% of our then voting power) (such purchase and sale, the “Equity Investment”).

The terms of the Preferred Stock held by the Investors entitle the holders thereof to vote on an as-converted basis (without taking into account any limitations on convertibility that may then be applicable) with the holders of Common Stock. As the holder of a majority voting position, the Investors will be able to significantly influence or control matters submitted to stockholders for vote, including the proposals considered in this proxy statement.

Pursuant to the Investment Agreement and the Stockholders Agreement, for so long as we qualify as a “controlled company” within the meaning set forth in the Listed Company Manual of the New York Stock Exchange (“NYSE”) or any similar provision in the rules of a stock exchange on which our securities are quoted or listed for trading, we have agreed to use our reasonable best efforts to take advantage of the exemptions afforded such controlled companies. Accordingly, we have elected to qualify for the exemptions to the requirements of sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. As long as we qualify for those exemptions, we will not be subject to the requirements that NYSE listed companies have (1) a majority of independent directors, (2) a nominating/corporate governance committee and a compensation committee, in each case, composed entirely of independent directors, and (3) charters for the nominating/corporate governance committee and the compensation committee, in each case, addressing certain specified matters.

For additional information regarding the Investors and our relationship with them, see “Item 1. Business and Item 1A. Risk Factors” of our Form 10-K.

As a result of their respective positions with CD&R, LLC and its affiliates, Mr. Berges, Mr. Sleeper and Mr. Zrebiec may be deemed to have an indirect material interest in certain agreements executed in connection with the Equity Investment, including:

•	the Investment Agreement, pursuant to which Clayton, Dubilier & Rice Fund VIII L.P.’s transaction expenses were reimbursed and a deal fee of $8.25 million was paid to CD&R, Inc. on October 20, 2009;

•	the Stockholders Agreement, which sets forth certain terms and conditions regarding the Equity Investment and the Investors’ ownership of the Preferred Shares;

•	a Registration Rights Agreement providing customary registration rights to the investors with respect to the shares of Common Stock issuable upon conversion of the Preferred Shares; and

•	an Indemnification Agreement indemnifying CD&R and its affiliates against certain liabilities arising out of the transactions with CD&R and certain other liabilities and claims.

For additional information regarding the transactions with CD&R, our relationship with CD&R, and the above referenced agreements, see “Item 1. Business and Item 1A. Risk Factors” of our Form 10-K.

AUDIT COMMITTEE AND AUDITORS

Report of the Audit Committee

We have reviewed and discussed with management the audited financial statements contained in NCI Building Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 30, 2011. We also have discussed the audited financial statements with Ernst & Young LLP, NCI’s independent registered public accountants. Our discussions with Ernst & Young LLP included, among other things, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We also reviewed written disclosures and the letter from Ernst & Young LLP in accordance with applicable requirements of the Public Company Accounting Oversight Board, Ernst & Young LLP’s communications with the Audit Committee concerning independence, and have discussed with Ernst & Young LLP its independence. Based on those discussions, we are not aware of any relationship between Ernst & Young LLP and NCI that affects the objectivity or independence of Ernst & Young LLP.

Based on those discussions and review, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 30, 2011, for filing with the Securities and Exchange Commission. We have appointed Ernst & Young LLP as NCI’s independent auditors for Fiscal 2012, and have submitted the appointment for stockholder ratification.

We also reviewed and discussed the fees paid to Ernst & Young LLP for the fiscal year ended October 30, 2011 for audit and non-audit services, which fees and services are described in the proxy statement under the title “Our Independent Auditors and Fees,” and have determined that the provision of the non-audit services and the fees that we pay for them are compatible with maintaining Ernst & Young LLP’s independence.

This report is submitted by the members of the Audit Committee.

GARY L. FORBES (Chair)

JOHN J. HOLLAND

GEORGE MARTINEZ

Our Independent Registered Public Accounting Firm and Audit Fees

Ernst & Young LLP served as our independent registered public accountants for Fiscal 2011. A representative of Ernst & Young LLP is expected to attend our Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to answer appropriate stockholder questions.

Audit Fees. We incurred fees of $1,560,739 during Fiscal 2011 and $1,913,270 during Fiscal 2010 for Ernst & Young LLP’s independent audit of our annual financial statements, review of the financial statements contained in our quarterly reports on Form 10-Q and assistance regarding other SEC filings. All of the audit services provided to us by Ernst & Young LLP during Fiscal 2011 and Fiscal 2010 were pre-approved by the Audit Committee.

Audit-Related Fees. We did not incur any fees during Fiscal 2011 for other services rendered by Ernst & Young LLP that were reasonably related to its audit and review of our financial statements, including reviews of internal control design and operation and assistance in evaluating the requirements of the Sarbanes-Oxley Act of 2002. We did not incur any fees during Fiscal 2010.

Tax Fees. We incurred fees of $8,244 for Fiscal 2011 and $63,310 for Fiscal 2010 for Ernst & Young LLP’s professional services related to transfer pricing, certain Mexican and U.S. tax matters and transaction analysis in connection with the Transactions. All of these services are permitted non-audit services. All of the tax-related services provided to us by Ernst & Young LLP during Fiscal 2011 and Fiscal 2010 were pre-approved by the Audit Committee.

All Other Fees. We incurred fees of $2,105 during Fiscal 2011 and $2,160 during Fiscal 2010 for research tool subscriptions rendered by Ernst & Young LLP. All of the research tool subscriptions provided to us by Ernst & Young LLP during Fiscal 2011 and Fiscal 2010 were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for us by Ernst & Young LLP. These policies and procedures provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee before the completion of the audit. In pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is compatible with maintaining the independence of Ernst & Young LLP and its status as our independent auditors.

The Audit Committee has delegated to its members the authority to consider and approve management proposals for the engagement of Ernst & Young LLP to perform certain permitted non-audit services for fees of up to an aggregate of $25,000 between quarterly meetings of the Audit Committee; provided that those pre-approvals are presented to the entire Audit Committee at its next regularly scheduled meeting. Management proposals arising between quarterly Audit Committee meetings are presented for pre-approval to the Chairman of the Audit Committee, Mr. Forbes, and in the event of his unavailability, to another member of the Audit Committee.

All of the services performed by Ernst & Young LLP in Fiscal 2011 were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures. Additionally, during Fiscal 2011, Ernst & Young LLP did not provide any services prohibited by the Sarbanes-Oxley Act of 2002.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals for the 2013 Annual Meeting

If you wish to present a proposal for inclusion in our proxy material for consideration at our Annual Meeting to be held in 2013, you must submit the proposal in writing to our Corporate Secretary at the address shown on the first page of this proxy statement, and we must receive your proposal not later than September 12, 2012 (the 120th day prior to January 10, 2013, the anniversary of the date on which this year’s proxy was mailed to you). That proposal must comply with Section 8 of Article II of our by-laws and, if it is to be included in our proxy materials, Rule 14a-8 under the Exchange Act.

Advance Notice Required for Stockholder Nominations and Proposals for the 2013 Annual Meeting

Our by-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2013 if it is received not less than 90 nor more than 120 days prior to the date of the 2013 Annual Meeting of Stockholders. Please refer to the full text of our advance notice by-law provisions for additional information and requirements. A copy of our by-laws may be obtained by writing to our Corporate Secretary at the address listed above. Our by-laws require our Board of Directors or the presiding officer of the Annual Meeting to reject any untimely or non-complying proposal.

ANNUAL REPORT

A copy of our Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for Fiscal 2011, accompanies this proxy statement. Except for the financial statements included in the Annual Report that are specifically incorporated by reference herein, the Annual Report is not incorporated in this proxy statement and is not to be deemed part of this proxy soliciting material.

We have filed our Annual Report on Form 10-K for Fiscal 2011 with the Securities and Exchange Commission. It is available free of charge on our web site at www.ncilp.com and at the Securities and Exchange Commission’s web site at www.sec.gov.

Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our proxy statement and Annual Report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of our proxy statement and Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary in writing at 10943 North Sam Houston Parkway West, Houston, Texas 77064, or call us at 281-897-7788. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

MISCELLANEOUS

Our Board of Directors knows of no business other than that described above to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on those matters.

The information contained in the proxy statement relating to the occupations and security holdings of our directors and officers and their transactions with us is based upon information received from the individual directors and officers. Unless otherwise indicated, all information relating to any beneficial owner of more than 5% of any class of our equity securities is based upon information contained in reports filed by that owner with the SEC.

By Order of the Board of Directors

Todd R. Moore

Executive Vice President, General Counsel

and Corporate Secretary

Houston, Texas

January 10, 2012

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder Meeting To Be Held February 23, 2012

The Notice of Annual Meeting of Stockholders, our Proxy Statement, and Annual Report to Stockholders are available at www.edocumentview.com/NCS.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 8:00 a.m., CST, on February 23, 2012.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/NCS
• Follow the steps outlined on the secured website.
Vote by telephone

 •  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

 •  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposal 2.

1. Election of Directors:	For	Withhold				For	Withhold		For	Withhold	+
01 - James G. Berges (term will expire in 2015)	☐	☐		02 - Lawrence J. Kremer (term will expire in 2015)		☐	☐	03 - John J. Holland (term will expire in 2015)	☐	☐

			For	Against	Abstain
2. Ratification of Auditors.			☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name exactly as it appears above. Joint owners must each sign personally. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership’s name by an authorized partner or officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of shareholders.

The Annual Report and Proxy Statement are available at:

www.edocumentview.com/NCS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NCI BUILDING SYSTEMS, INC.

THIS PROXY IS SOLICITED BY THE NCI BUILDING SYSTEMS, INC. BOARD OF DIRECTORS.

Proxy for Annual Meeting of Stockholders

February 23, 2012 – 10:00 A.M.

The share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) Norman C. Chambers and Todd R. Moore with or without others, proxies with full power of substitution and resubstitution to vote all shares of common stock that the share owner(s) would be entitled to vote at the Annual Meeting of Stockholders of NCI Building Systems, Inc. (“NCI”), to be held on February 23, 2012 at 10:00 a.m., local time, at the NCI Conference Center located at 7313 Fairview, Houston, Texas 77041, and at any reconvened meeting following any adjournment or postponement thereof, as follows on the reverse side. Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated January 10, 2012 is hereby acknowledged.

THIS PROXY IS TO BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY IS TO BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.